Exhibit 3.1

The Companies Law (as revised)

of the Cayman Islands

Memorandum and Articles of

Association

of

LUMIRADX LIMITED

Company number: 314391

(Exempted company limited by shares)

(Adopted by Special Resolution on 4 November 2020)

THE COMPANIES LAW (AS REVISED)

MEMORANDUM OF ASSOCIATION

OF

LUMIRADX LIMITED

1	The name of the Company is LumiraDx Limited.

2

The registered office will be situated at the offices of Ocorian Trust (Cayman) Limited, PO Box 1350, Clifton House, 75 Fort Street, Grand Cayman KY1-1108, Cayman Islands, or at such other place in the Cayman Islands as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object that is not prohibited by any law of the Cayman Islands.

4	The Company shall have and be capable of exercising all the powers of a natural person of full capacity as provided by law.

5	The liability of the members is limited to the amount, if any, unpaid on their shares.

6

The authorised share capital of the Company is US$10,290 divided into 5,000,000 A Ordinary Shares of par value US$0.001 each, 5,000,000 Common Shares of par value US$0.001 each, 250,000 Series A Preferred Shares of US$0.001 each and 40,000 Series B Preferred Shares of US$0.001 each.

7

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to apply for deregistration in the Cayman Islands.

8	Capitalised terms that are not defined herein bear the same meaning given to them in the Articles of Association of the Company.

Contents

PART A		1

Interpretation, limitation of liability and other miscellaneous provisions		1

1.	Preliminary	1

2.	Defined terms	1

3.	Interpretation	13

4.	Liability of members	14

Equity Share capital, rights and transfers		14

5.	Equity Share capital	14

6.	Rights and obligations attaching to the Series A Preferred Shares	15

7.	Rights and obligations attaching to the Series B Preferred Shares	28

8.	Rights attaching to A Ordinary Shares and Common Shares	36

9.	Further issues of shares	42

10.	Dispute	42

11.	Permitted transfers	43

12.	Mandatory transfers	44

13.	Valuation	46

14.	Variation of class rights	46

15.	Drag along	47

16.	Tag along	48

17.	Registration	49

Founder Directors		50

18.	The Founder Directors	50

PART B		50

Directors and Secretary		50

Number and appointment of directors		50

19.	Number of directors	50

20.	Methods of appointing directors	50

21.	Termination of director’s appointment	51

Directors’ powers and responsibilities		51

22.	Directors’ general authority	51

23.	Shareholders’ reserve power	51

24.	Directors may delegate	52

25.	Committees	52

Decision-making by directors		52

26.	Directors to take decisions collectively	52

27.	Unanimous decisions	53

28.	Calling a directors’ meeting	53

29.	Participation in directors’ meetings	53

30.	Quorum for directors’ meetings	54

31.	Chairing of directors’ meetings	54

32.	Casting vote	54

33.	Authorisation of conflicts of interest	54

34.	Directors may have interests and vote and count for quorum	56

35.	Records of decisions to be kept	56

36.	Directors’ discretion to make further rules	57

Remuneration of Directors		57

37.	Directors’ remuneration	57

38.	Directors’ expenses	57

Alternate directors and Secretary		57

39.	Appointment and removal of alternates	57

40.	Rights and responsibilities of alternate directors	59

41.	Termination of alternate directorship	59

42.	Secretary	59

Liens, share certificates and distributions Liens, calls and forfeiture		59

43.	Company’s lien	59

44.	Enforcement of the Company’s lien	59

45.	Call notices	60

46.	Liability to pay calls	61

47.	Payment in advance of calls	61

48.	When call notice need not be issued	61

49.	Failure to comply with call notice: automatic consequences	62

50.	Notice of intended forfeiture	62

51.	Directors’ power to forfeit shares	63

52.	Effect of forfeiture	63

53.	Procedure following forfeiture	63

54.	Surrender of shares	64

55.	Company not bound by less than absolute interests	64

56.	Share certificates	64

57.	Replacement share certificates	65

58.	Instruments of transfer	65

59.	Fractional entitlements	65

Dividends and Other Distributions		66

60.	Procedure for declaring dividends	66

61.	Calculation of dividends	66

62.	Payment of dividends and other distributions	66

63.	No interest on distributions	67

64.	Unclaimed distributions	68

65.	Non-cash distributions	68

66.	Waiver of distributions	68

Capitalisation of Profits		68

67.	Authority to capitalise and appropriation of capitalised sums	68

Decision-making by Shareholders		69

68.	Power to call general meetings	69

69.	Notice of general meetings	70

70.	Attendance and speaking at general meetings	71

71.	Quorum for general meetings	71

72.	Chairing general meetings	72

73.	Attendance and speaking by directors and non-shareholders	72

74.	Adjournment	72

75.	Voting: general	73

76.	Errors and disputes	73

77.	Demanding a poll and procedure on a poll	73

78.	Content of proxy notices	74

79.	Delivery of proxy notices	74

80.	Revocation of proxy notices	75

81.	Votes of proxies	76

82.	Amendments to resolutions	76

Administrative Arrangements		76

83.	Company communications	76

84.	Company seals	78

85.	Right to inspect accounts and other records	79

86.	Provision for employees on cessation of business	79

87.	Indemnity and Funds	79

88.	Insurance	79

Company number: 314391

The Companies Law (as revised)

Exempted company limited by shares

ARTICLES OF ASSOCIATION

of

LUMIRADX LIMITED (the “Company”)

PART A

Interpretation, limitation of liability and other miscellaneous provisions

1.	Preliminary

Table A of the First Schedule to the Law shall not apply to the Company.

2.	Defined terms

In these Articles, unless a contrary intention is expressly stated, the following words and expressions shall have the following meanings:

“Acting in Concert” has the meaning ascribed to it in the City Code on Takeovers and Mergers of the United Kingdom (as amended from time to time).

“alternate” or “alternate director” has the meaning ascribed to it in Article 39 (Appointment and removal of alternates).

“A Ordinary Offered Shares” has the meaning ascribed to it in Article 8.8(b) (Pre-emption Procedure for A Ordinary Shares).

“A Ordinary Pre-emption Purchaser” has the meaning ascribed to it in Article 8.8(e) (Pre-emption Procedure for A Ordinary Shares).

“A Ordinary Sale Price” has the meaning ascribed to it in Article 8.8(c) (Pre-emption Procedure for A Ordinary Shares).

“A Ordinary Shares” means the A ordinary shares of US$0.001 each in the capital of the Company.

“A Ordinary Transfer Notice” has the meaning ascribed to it in Article 8.8(a) (Pre-emption Procedure for A Ordinary Shares).

“appointor” has the meaning ascribed to it in Article 39 (Appointment and removal of alternates).

“Articles” means the Company’s articles of association as altered or varied from time to time (and “Article” means a provision of the Articles).

“associate” has the meaning ascribed to it in Section 345 of the Companies Act 2006 of the United Kingdom.

“associated company” means any subsidiary or holding company of the Company or any subsidiary of any holding company of the Company.

“Assumed Series B Sale Conversion” has the meaning ascribed to it in Article 7.6 (Sale).

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than the Cayman Islands which have an effect similar to that of bankruptcy.

“Board” means the board of directors of the Company from time to time.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open in both London and New York.

“CA2006” means the Companies Act 2006 of the United Kingdom.

“call” has the meaning ascribed to it in Article 45.1 (Call notices).

“call notice” has the meaning ascribed to it in Article 45.1 (Call notices).

“call payment date” has the meaning ascribed to it in Article 49 (Failure to comply with call notice: automatic consequences).

“Called Shareholders” has the meaning ascribed to it in Article 15.1 (Drag along).

“Called Shares” has the meaning ascribed to it in Article 15.1 (Drag along).

“capitalised sum” has the meaning ascribed to it in Article 67 (Authority to capitalise and appropriate of capitalised sum).

“Capped Conversion Price” means a price per Common Share calculated by dividing four billion US Dollars (US$4,000,000,000) by the fully diluted share capital of the Company (on a treasury stock basis) immediately prior to the Series B Automatic Listing Conversion or a proposed Sale of the Series B Preferred Shares (as the case may be) and, for the avoidance of doubt, the fully diluted share capital of the Company shall exclude, for these purposes, (i) all Series B Preferred Shares then in issue and the total number of Common Shares arising from the conversion of the Series B Preferred Shares; and (ii) in the case of a Series B Automatic Listing Conversion only, any Common Shares offered for sale by the Company in the first underwritten public offering of the Common Shares.

“Capped Voluntary Conversion Price” means a price per Common Share calculated by dividing six billion four hundred million US Dollars (US$6,400,000,000) by the fully diluted share capital of the Company (on a treasury stock basis) on the Series B Voluntary Conversion Date and, for avoidance of doubt, the fully diluted share capital of the Company shall exclude, for these purposes, all Series B Preferred Shares then in issue and the total number of Common Shares arising from the conversion of the Series B Preferred Shares.

“Chairman” means the chairman of the Board appointed pursuant to Article 31 (Chairing of directors’ meetings).

“chairman of the meeting” has the meaning ascribed to it in Article 72 (Chairing general meetings).

“Code” means the U.S. Internal Revenue Code of 1986 as amended.

“Common Offered Shares” has the meaning ascribed to it in Article 8.9(b) (Pre-emption Procedure for Common Shares).

“Common Pre-emption Purchasers” has the meaning ascribed to it in Article 8.9(e) (Pre-emption Procedure for Common Shares).

“Common Sale Price” has the meaning ascribed to it in Article 8.9(c) (Pre-emption Procedure for Common Shares).

“Common Shares” means the ordinary shares of US$0.001 each in the capital of the Company.

“Common Transfer Notice” has the meaning ascribed to it in Article 8.9(a) (Pre-emption Procedure for Common Shares).

“Company’s lien” has the meaning ascribed to it in Article 43.1 (Company’s lien).

“Conflicted Director” has the meaning ascribed to it in Article 33.1 (Authorisation of conflicts of interest).

“Conflict Situation” has the meaning ascribed to it in Article 33.1 (Authorisation of conflicts of interest).

“Controller” means in relation to a corporate member a person who has the power or ability to direct the management or the policies of that member, whether through the ownership of voting capital, by contract or otherwise.

“Controlling Interest” means an interest in shares giving to the holder or holders control of the Company within the meaning of section 1124 of the Corporation Tax Act 2010.

“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called.

“Discounted IPO Price” means a price per Common Share calculated at the lower of:

(a)

eighty per cent (80%) of the initial public offering price per share for the Common Shares in the first underwritten public offering of the Common Shares as set out in a registration statement filed with and declared effective by the SEC (or as set out in such other document or prospectus filed with and declared effective for the purposes of the relevant Stock Exchange); and

(b)

a price per Common Share calculated by dividing six billion four hundred million US Dollars (US$6,400,000,000) by the fully diluted share capital of the Company (on a treasury stock basis) immediately prior to the Series B Automatic Listing Conversion and, for the avoidance of doubt, the fully diluted share capital of the Company shall exclude, for these purposes, (i) all Series B Preferred Shares then in issue and the total number of Common Shares arising from the conversion of the Series B Preferred Shares; and (ii) any Common Shares offered for sale by the Company in the first underwritten public offering of the Common Shares.

“Discounted Sale Price” means a price per Common Share calculated at the lower of:

(a)

eighty per cent (80%) of the offering price per Common Share pursuant to a proposed Sale, based on the fully diluted share capital of the Company (on a treasury stock basis) immediately prior to the completion of the proposed Sale); and

(b)

a price per Common Share calculated by dividing six billion four hundred million US Dollars (US$6,400,000,000) by the fully diluted share capital of the Company (on a treasury stock basis) immediately prior to the completion of the proposed Sale, and, for the avoidance of doubt, in each case the fully diluted share capital of the Company, shall exclude, for these purposes, all Series B Preferred Shares then in issue and the total number of Common Shares arising from the conversion of the Series B Preferred Shares.

“distribution recipient” has the meaning ascribed to it in Article 62 (Payment of dividends and other distributions)

“document” includes, unless otherwise specified, any summons, notice, order, register, certificate or other legal process and includes any such document sent or supplied in electronic form.

“Early Redemption Notice” has the meaning ascribed to it in Article 6.5(h) (Series A Automatic Redemption).

“Early Redemption Date” has the meaning ascribed to it in Article 6.5(h) (Series A Automatic Redemption).

“eligible director” means a director who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting (but excluding any director whose vote is not to be counted in respect of the resolution in question).

“Eligible Series A Preferred Shareholder” means any Series A Preferred Shareholder holding Series A Preferred Shares representing at least 5 per cent (5%) of the total voting rights of all Series A Preferred Shares in the capital of the Company in issue from time to time.

“Employee” means a person who at the date of the adoption of these Articles or subsequently is employed by, or is a consultant to, any Group Company and/or holds the office of executive and/or non-executive director in any Group Company.

“Employee Trust” means the trust to be established by the Board to encourage or facilitate the holding of shares in the Company by bona fide Employees or by any section of such Employees, the trustees of which shall be such persons as the Board shall agree.

“Existing Loan Agreements” means the loan agreements, debt facilities and other evidence of indebtedness, including without limitation all convertible debt, of any Group Company from time to time under which the relevant Group Company’s outstanding debt is in excess of US$ 1,000,000;

“Exit Notice” has the meaning ascribed to it in Article 15.3 (Drag along).

“Exit Option” has the meaning ascribed to it in Article 15.1 (Drag along).

“Family Trust” means a trust under which:

(a)	no immediate beneficial interest in the shares held by it or income from such shares is for the time being or may in the future be vested in any person other than:

(i)	the settler or a Privileged Relation of such settler; or

(ii)

any charity or charities as default beneficiaries (meaning that such charity or charities have no immediate beneficial interest in the shares or the income from them when the trust is created but may become so interested if there are no other beneficiaries from time to time except another charity or charities); and

(b)

no power or control over the voting powers conferred by the shares held by it is for the time being exercisable by or subject to the consent of any person other than the trustee or trustees or the settler or a Privileged Relation of such settler.

“Founder Director” has the meaning ascribed to it in Article 18 (The Founder Directors) or the relevant Founder Director’s alternate.

“Group” means the Company and its Subsidiaries (if any) for the time being and “Group Company” means any of them.

“holder” in relation to shares means the person whose name is entered in the Register as the holder of the shares.

“instrument” means a document in hard copy form.

“Interest Rate” means the annual rate of 4 per cent above the base rate from time to time of National Westminster Bank Plc calculated on a daily basis over a 365-day year from and including the date any sum becomes due to the actual date of payment compounded at the end of each calendar month.

“IPO Closing” has the meaning ascribed to it in Article 6.10(b) (Series A Automatic Listing Conversion).

“Law” means the Companies Law (as revised) of the Cayman Islands.

“lien enforcement notice” has the meaning ascribed to it in Article 44 (Enforcement of the Company’s lien).

“Listing” means the listing of any of the Company’s shares on a Stock Exchange becoming effective and/or the granting of permission for any of the Company’s shares to be traded on a Stock Exchange and the listing shall be treated as occurring on the day on which trading in such shares begin.

“Liquidation Event” has the meaning ascribed to it in Article 6.4(a) (Series A Capital).

“Majority Sellers” has the meaning ascribed to it in Article 15.1 (Drag along).

“Majority Sellers’ Shares” has the meaning ascribed to it in Article 15.1 (Drag along).

“Majority Sellers’ Representative” has the meaning ascribed to it in Article 16.2 (Tag along)

“Market Price” means the market value of the shares concerned on the following assumptions and bases:

(a)	to have regard to the rights and restrictions attached to the shares in respect of income, capital and transfer;

(b)	to assume that the sale is on an arms’ length basis between a willing vendor and a willing purchaser;

(c)	to disregard whether or not the shares represent a minority or majority interest;

(d)	to take no account of whether the shares do or do not carry control of the Company; and

(e)

if the Company is then carrying on business as a going concern, to assume that it will continue to do so in the same manner as immediately prior to the date of the Transfer Notice or deemed Transfer Notice or event giving rise to the valuation.

“member” means a person who is registered as the holder of shares of any class in the Register.

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each member is entitled; or

(b)

a written resolution signed by all of the members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid” means paid or credited as paid.

“participate”, in relation to a directors’ meeting, has the meaning ascribed to it in Article 29 (Participation in directors’ meetings).

“partly paid” in relation to a share, means that part of that share’s nominal value or any premium at which it was issued that has not been paid to the Company.

“persons entitled” has the meaning ascribed to it in Article 67.1 (Authority to capitalise and appropriation of capitalised sum).

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares.

“Preferred Shareholders” means the Series A Preferred Shareholders and the Series B Preferred Shareholders.

“Privileged Relation” means in relation to a member, the spouse, civil partner or widow, widower or surviving civil partner of the member and the member’s children and grandchildren (including step and adopted children and their issue and step and adopted children of the member’s children).

“proxy notice” has the meaning ascribed to it in Article 78 (Content of proxy notices).

“Qualifying Listing Series A Preferred Shares” has the meaning ascribed to it in Article 6.10(a) (Series A Automatic Listing Conversion).

“Qualifying Sale Series A Preferred Shares” has the meaning ascribed to it in Article 6.7(a) (Series A Automatic Sale Conversion).

“relevant director” means any director or former director of the Company or any associated company.

“relevant loss” means any costs, charges, losses, expenses and liabilities which have been or may be incurred by a relevant director, secretary or other officer in the actual or purported execution or discharge of his duties or in the actual or purported exercise of his powers in relation to the affairs of the Company, any associated company, any pension fund (including any occupational pension scheme) or any employees’ share scheme of the Company or associated company.

“relevant rate” has the meaning ascribed to it in Article 49.2 (Failure to comply with call notice: automatic consequences).

“Register” means the register of members of the Company to be kept in accordance with the Law.

“Relevant Securities” means all shares, rights to subscribe for shares or to receive them for no consideration and all securities convertible into shares, but excluding:

(a)	the grant of options to subscribe for shares under a Share Option Scheme, and the subsequent allotment and/or issue of those shares;

(b)	shares issued in order for the Company to comply with its obligations under the Articles;

(c)	any shares to be allotted and issued to an Employee Trust;

(d)	shares or securities convertible into shares (or warrants or options to subscribe for shares) issued in consideration of an acquisition by the Company of any shares or assets of a company or business;

(e)

shares or securities convertible into shares (or warrants or options to subscribe for shares) issued in consideration for the grant to the Company of a licence or other rights to intellectual property;

(f)	A Ordinary Shares allotted and issued in accordance with the Company’s Q1 2016 Funding Round as defined in the circular to shareholders dated on or around 24 August 2016; and

(g)	shares issued with the consent of at least seventy five per cent (75%) of the holders of A Ordinary Shares.

“Remaining Shareholder” has the meaning ascribed to it in Article 16.1 (Tag along).

“Restricted Period” means from the time the Company enters into an underwriting agreement with the relevant underwriters in respect of a Listing up to the date that is 180 days from the IPO Closing.

“Sale” means: (i) the sale of any of the shares in the capital of the Company (in one transaction or as a series of transactions) (including by way of merger or consolidation) which will result in the purchaser of those shares (or grantee of that right) and persons Acting in Concert with him/her/it together acquiring a Controlling Interest in the Company, except where following completion of the sale the shareholders and the proportion of shares held by each of them are the same as the shareholders and their shareholdings in the Company immediately prior to the sale; or (ii) a sale, lease transfer, exclusive licence or other disposition (whether by one transaction or a series of related transactions) of all or substantially all of the Company’s assets or (iii) the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

“Sale Proceeds” has the meaning ascribed to it in Article 6.8(a) (Sale).

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Series A Automatic Listing Conversion” has the meaning ascribed to it in Article 6.10(a) (Series A Automatic Listing Conversion).

“Series A Automatic Redemption” has the meaning ascribed to it in Article 6.5(a) (Series A Automatic Redemption).

“Series A Automatic Sale Conversion” means a conversion of Series A Preferred Shares to A Ordinary Shares on a Sale subject to and in accordance with Article 6.7 (Series A Automatic Sale Conversion).

“Series A Conversion Rate” means 1 A Ordinary Share for each Series A Preferred Share subject to adjustment in accordance with Article 6.12 (Series A Conversion Rate).

“Series A Discounted Sale” has the meaning ascribed to it in Article 6.9 (Series A Discounted Sale)

“Series A Issue Price” means in respect of each Series A Preferred Share, the price at which the Series A Preferred Share was issued (being the aggregate of the amount paid up or credited as paid up in respect of the nominal value thereof and any share premium thereon), provided that if there is any consolidation or subdivision of shares, the Series A Issue Price may be adjusted by such amount as the Board considers fair and reasonable so as to ensure that each Series A Preferred Shareholder is in no better or worse position as a result of such consolidation or sub-division.

“Series A Liquidation Preference” has the meaning ascribed to it in Article 6.4(a) (Series A Capital).

“Series A Listing Conversion Date” has the meaning ascribed to it in Article 6.10(a) (Series A Automatic Listing Conversion).

“Series A Maturity Date” means in respect of each Series A Preferred Share the seventh (7) anniversary of the date of issue of such Series A Preferred Share.

“Series A Minimum Threshold” has the meaning ascribed to it in Article 6.7(a) (Series A Automatic Sale Conversion).

“Series A Redemption Notice” has the meaning ascribed to it in Article 6.5(b) (Automatic Redemption).

“Series A Preferred Dividend” has the meaning ascribed to it in Article 6.3(a) (Series A Dividends).

“Series A Preferred Dividend Payment Date” has the meaning ascribed to it in Article 6.3(c) (Series A Dividends).

“Series A Preferred Offered Shares” has the meaning ascribed to it in Article 6.15(b) (Pre-emption Procedure for Series A Preferred Shares).

“Series A Preferred Sale Price” has the meaning ascribed to it in Article 6.15(c) (Pre-emption Procedure for Series A Preferred Shares).

“Series A Preferred Shareholder” means any shareholder holding Series A Preferred Shares.

“Series A Preferred Shares” means the Series A 8% Cumulative Convertible Preferred Shares of US$0.001 each in the capital of the Company and “Series A Preferred Share” shall be construed accordingly.

“Series A Preferred Pre-emption Purchasers” has the meaning ascribed to it in Article 6.15(e) (Pre-emption Procedure for Series A Preferred Shares).

“Series A Preferred Transfer Notice” has the meaning ascribed to it in Article 6.15(a) (Pre-emption Procedure for Series A Preferred Shares).

“Series A Redemption Preference” has the meaning ascribed to it in Article 6.5(d) (Series A Automatic Redemption).

“Series A Sale Conversion Date” has the meaning ascribed to it in Article 6.7(a) (Series A Automatic Sale Conversion).

“Series A Voluntary Conversion” has the meaning ascribed to it in Article 6.6(a) (Series A Voluntary Conversion).

“Series A Voluntary Conversion Date” has the meaning ascribed to it in Article 6.6(c) (Series A Voluntary Conversion).

“Series A Voluntary Conversion Deadline” has the meaning ascribed to it in Article 6.5(b) (Series A Automatic Redemption).

“Series A Voluntary Conversion Notice” has the meaning ascribed to it in Article 6.6(a) (Series A Voluntary Conversion).

“Series A Voluntary Converting Holder” has the meaning ascribed to it in Article 6.6(a) (Series A Voluntary Conversion).

“Series B Anniversary Date” has the meaning ascribed to it in Article 7.3(a) (Series B Dividends).

“Series B Automatic Listing Conversion” has the meaning ascribed to it in Article 7.8(a) (Series B Automatic Listing Conversion).

“Series B Automatic Redemption” has the meaning ascribed to it in Article 7.5(a) (Series B Automatic Redemption).

“Series B Conversion Rate” means the Series B IPO Conversion Rate and/or the Series B Sale Conversion Rate and/or the Series B Voluntary Conversion Rate (as the context requires)

“Series B Discounted Sale” has the meaning ascribed to it in Article 7.7 (Series B Discounted Sale).

“Series B IPO Conversion Rate” means for each Series B Preferred Share such number of Common Shares to be issued (as adjusted in accordance with Article 7.10 (Series B Conversion Rate)) at a conversion rate to be calculated in accordance with the following formula:

Number of Common Shares
to be issued on the conversion of
each Series B Preferred Share =	(a) + (b)
the greater of (c) or (d)

where:

(a)	means the Series B Issue Price for each Series B Preferred Share;

(b)	means all accrued and unpaid Series B Preferred Dividends on such Series B Preferred Share as at the date of the IPO Closing:

(c)	means the Discounted IPO Price; and

(d)	means the Capped Conversion Price.

“Series B Issue Price” means in respect of each Series B Preferred Share, the price at which the Series B Preferred Share was issued (being the aggregate of the amount paid up in respect of the nominal value thereof and any share premium thereon), provided that if there is any consolidation or sub-division of shares, the Series B Issue Price may be adjusted by such amount as the Board considers fair and reasonable so as to ensure that each Series B Preferred Shareholder is in no better or worse position as a result of such consolidation or sub-division.

“Series B Liquidation Preference” has the meaning ascribed to it in Article 7.4(a) (Series B Capital).

“Series B Listing Conversion Date” has the meaning ascribed to it in Article 7.8(a) (Series B Automatic Listing Conversion).

“Series B Maturity Date” means in respect of each Series B Preferred Share the seventh (7) anniversary of the date of issue of such Series B Preferred Share.

“Series B Minimum Threshold” has the meaning ascribed to it in Article 7.7 (Series B Discounted Sale).

“Series B Preferred Dividend” has the meaning ascribed to it in Article 7.3(a) (Series B Dividends).

“Series B Preferred Dividend Payment Date” has the meaning ascribed to it in Article 7.3(c) (Series B Dividends).

“Series B Preferred Shares” means the Series B 8% Cumulative Convertible Preferred Shares of US$0.001 each in the capital of the Company and “Series B Preferred Share” shall be construed accordingly.

“Series B Preferred Shareholder” means any shareholder holding Series B Preferred Shares and “Series B Preferred Shareholders” shall be construed accordingly.

“Series B Redemption Notice” has the meaning ascribed to it in Article 7.5(b) (Series B Automatic Redemption).

“Series B Redemption Preference” has the meaning ascribed to it in Article 7.5(d) (Series B Automatic Redemption).

“Series B Sale Conversion Rate” means for each Series B Preferred Share such number of Common Shares to be issued (as adjusted in accordance with Article 7.10 (Series B Conversion Rate)) at a conversion rate to be calculated in accordance with the following formula:

Number of Common Shares
to be issued on the conversion of
each Series B Preferred Share =	(a) + (b)
the greater of (c) or (d)

where:

(a)	means the Series B Issue Price for each Series B Preferred Share;

(b)	means all accrued and unpaid Series B Preferred Dividends on such Series B Preferred Share as at the date of completion of the Sale:

(c)	means the Discounted Sale Price; and

(d)	means the Capped Conversion Price.

“Series B Voluntary Conversion” has the meaning ascribed to it in Article 7.12(a) (Series B Voluntary Conversion).

“Series B Voluntary Conversion Date” has the meaning ascribed to it in Article 7.12(c) (Series B Voluntary Conversion).

“Series B Voluntary Conversion Deadline” has the meaning ascribed to it in Article 7.5(b) (Series B Automatic Redemption).

“Series B Voluntary Conversion Notice” has the meaning ascribed to it in Article 7.12(a) (Series B Voluntary Conversion).

“Series

B Voluntary Conversion Rate” means for each Series B Preferred Share such number of Common Shares to be issued (as adjusted in accordance with Article 7.10 (Series B Conversion Rate)) at a conversion rate to be calculated in accordance with the following formula:

Number of Common Shares
to be issued on the conversion of
each Series B Preferred Share =	(a) + (b)
(c)

where:

(a)	means the Series B Issue Price for each Series B Preferred Share;

(b)	means all accrued and unpaid Series B Preferred Dividends on such Series B Preferred Share as at the Series B Voluntary Conversion Date: and

(c)	means the Capped Voluntary Conversion Price.

“Series B Voluntary Converting Holder” has the meaning ascribed to it in Article 7.12(a) (Series B Voluntary Conversion).

“shareholder” means a person who is the holder of a share.

“Share Option Scheme” means any share option scheme of the Company for the incentivisation and/or reward of current and/or prospective Employees and/or consultants (or consultants service companies) of the Company and any Group Company.

“shares” means any shares of any class in the capital of the Company and “share” shall be construed accordingly.

“Special Resolution” means a resolution that is described as such in its terms:

(a)	passed by members representing at least 75 per cent of the total voting rights of members who being entitled to vote, do so in person or by proxy, at a duly convened general meeting of the Company; or

(b)

a written resolution signed by all of the members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Stock Exchange” means The London Stock Exchange plc (including the Main Market and the Alternative Investment Market operated by The London Stock Exchange plc), ICAP Securities and Derivatives Exchange Limited (including the ISDX Main Market and ISDX Growth Market operated by ICAP Securities and Derivatives Exchange Limited) or any other recognised investment exchange (as defined by Section 285, Financial Services and Markets Act 2000), the Nasdaq National Stock Market of the Nasdaq Stock Market Inc., the New York Stock Exchange, any recognised overseas investment exchange (as defined by Section 292, Financial Services and Markets Act 2000) or any investment exchange included in the Financial Conduct Authority’s list of designated investment exchanges and their respective share dealing markets.

“Structural Lock Up” means any proposed amendments to these Articles or any proposal to amend and restate these Articles to include provisions to prohibit the sale or transfer, inter alia, of Common Shares and/or A Ordinary Shares and/or any other shares for the Restricted Period.

“Subsidiary” means a subsidiary as defined in Section 1159 of CA2006 and “Subsidiaries” shall be construed accordingly.

“subsidiary undertaking” shall have the meaning ascribed to it in Section 1162 of CA2006 and “subsidiary undertakings” shall be construed accordingly.

“Tag Along Notice” has the meaning ascribed to it in Article 16.1 (Tag along).

“Third Party Purchaser” has the meaning ascribed to it in Article 15.1 (Drag along).

“Transfer” of an A Ordinary Share, Series A Preferred Share or Series B Preferred Share (as the case may be), shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, the transfer of an A Ordinary Share, Series A Preferred Share or Series B Preferred Share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to voting control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of these Articles:

(a)	the Permitted Transfers set out in Article 11;

(b)	the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at a general meeting of shareholders;

(c)

entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with shareholders who are holders of A Ordinary Shares, Series A Preferred Shares or Series B Preferred Shares (as the case may be), provided that such an arrangement is (i) disclosed in writing to the Company in advance of such execution, (ii) has a term either not exceeding one (1) year or is terminable by the holder of the shares at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares other than the mutual promise to vote on such shares in a designated manner.

“Transfer Notice” means a Series A Preferred Transfer Notice and/or A Ordinary Transfer Notice and/or Common Transfer Notice, as applicable.

“Total A Ordinary Transfer Condition” has the meaning ascribed to it in Article 8.8(b) (Pre-emption Procedure for A Ordinary Shares).

“Total Common Transfer Condition” has the meaning ascribed to it in Article 8.9(b) (Pre-emption Procedure for Common Shares).

“Total Preferred Transfer Condition” has the meaning ascribed to it in Article 6.15(b) (Pre-emption Procedure for Series A Preferred Shares).

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law.

“US$” or “USD” shall mean US Dollars, the lawful currency of the United States of America.

“Valuer” means (i) for the purposes of Articles 6.7, 6.8, 6.9, 6.10, 6.12, 7.6, 7.7, 7.8, 7.10 and 7.12, an internationally recognised investment bank chosen by the Company; and (ii) for all other purposes, the auditor of the Company or (if no auditor is appointed or the auditor declines to act for such purpose) an independent accountant nominated by agreement between the Board and the transferor(s) or, failing agreement within 10 Business Days, nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales.

“Wholly-owned Group” means a body corporate and any holding company of which it is a wholly-owned subsidiary and any other wholly-owned subsidiaries of that holding company (including any wholly-owned subsidiary of the body corporate).

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods and “written” shall be construed accordingly.

3.	Interpretation

3.1	In these Articles:

(a)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)	a reference to:

(i)	“transfer of shares” or any similar expression shall be deemed to include, in respect of a share in the capital of the Company:

(A)	any sale or other disposition of the legal or equitable interest in a share (including any voting right attached to a share);

(B)	the creation of any mortgage, charge, pledge or other encumbrance over any legal or equitable interest in a share;

(C)	any direction by a person entitled to an allotment or issue of shares that a share be allotted or issued to some other person; and

(D)	any grant of an option to acquire, or agreement to enter into a grant of an option to acquire, any legal or equitable interest in a share;

(ii)

“person” includes any individual, firm, corporation, body corporate, association, partnership, trust, unincorporated association, employee representative body, government or state or agency or department thereof, executors, administrators or successors in title (whether or not having a separate legal personality);

(c)	the table of contents and headings are for convenience only and do not affect the interpretation of these Articles;

(d)	general words shall not be given a restrictive meaning:

(i)	if they are introduced by the word “other” or “including” or similar words by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

(ii)	by reason of the fact that they are followed by particular examples intended to be embraced by those general words; and

(e)

for the purposes only of determining whether a company is a subsidiary or holding company, shares registered in the name of a person (or its nominee) by way of security or in connection with the taking of security shall be treated as held by the person providing the security and shares held by a person as nominee for another shall be treated as held by the other.

3.2

Unless the context otherwise requires (or unless otherwise defined or stated in these Articles), words or expressions contained in these Articles shall have the same meaning as in the Law as in force from time to time.

4.	Liability of members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Equity Share capital, rights and transfers

5.	Equity Share capital

5.1

The authorised share capital of the Company at the date of adoption of these Articles is divided into 5,000,000 A Ordinary Shares, 5,000,000 Common Shares, 250,000 Series A Preferred Shares and 40,000 Series B Preferred Shares.

5.2

Except as otherwise provided in these Articles, the A Ordinary Shares, the Common Shares, the Series A Preferred Shares and the Series B Preferred Shares shall rank pari passu in all respects but shall constitute separate classes of shares.

5.3

Except as otherwise provided in these Articles, the directors may, offer, allot, grant options over or otherwise dispose of the shares with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit, provided no share shall be issued at a discount (except in accordance with the provisions of the Law) and in all cases, subject to the provisions of these Articles and the Law but without prejudice to any rights attached to any existing shares.

5.4	Subject to the Law and these Articles, the Company may:

(a)

issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares; and

(b)

make payment in respect of the redemption or repurchase of its own shares in any manner authorised by the Law, including out of capital, share premium, profits or the proceeds of a fresh issue of new shares.

5.5

Shares, except the Preferred Shares (being the Series A Preferred Shares and the Series B Preferred Shares), may be issued by the Company which are nil, partly or fully paid. The Preferred Shares may only be issued fully paid.

5.6

The Preferred Shares shall rank senior to the A Ordinary Shares and the Common Shares in respect of all payments of dividends and capital distributions in connection with a Liquidation Event, and the Company shall not declare or pay any profits, dividend or bonus (whether in cash or in kind) in respect of A Ordinary Shares and/or Common Shares, or redeem any A Ordinary Shares or Common Shares, during any time that the Company has any Preferred Shares in issue.

6.	Rights and obligations attaching to the Series A Preferred Shares

6.1	The Series A Preferred Shares shall entitle the holders thereof to the rights and shall be subject to the restrictions set out in Articles 6.2 to 6.15 below.

6.2	Voting rights attaching to the Series A Preferred Shares

Except as provided in Article 18, the holders of the Series A Preferred Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. Save, as provided otherwise in the Law, each such holder, present in person or by proxy or by representative, shall be entitled on a show of hands to one (1) vote and on a poll to ten (10) votes for each Series A Preferred Share held by him.

6.3	Series A Dividends

(a)

The Company shall without resolution of the Board or resolution by the shareholders and before application of any profits to a reserve or for any other purpose, pari passu with the Series B Preferred Dividend (if any) payable to the holders of the Series B Preferred Shares, and in priority to the holders of A Ordinary Shares and Common Shares, accrue in respect of each Series A Preferred Share a fixed cumulative preferential cash dividend at the annual rate of eight per cent (8%) of the Series A Issue Price per Series A Preferred Share (the “Series A Preferred Dividend”).

(b)

The Series A Preferred Dividend shall accrue on a daily basis assuming a 365 day year from and including the date of issue of a Series A Preferred Share until and including the earlier date to occur of a Liquidation Event, a Sale, a Series A Automatic Redemption or any conversion of such Series A Preferred Share, at which time the Series A Preferred Dividend shall cease to accrue in respect of such Series A Preferred Share.

(c)

The Series A Preferred Dividend shall be payable to the person registered as the holder of the Series A Preferred Share on the Register on the date of the Liquidation Event, Sale or a Series A Automatic Redemption (as the case may be) in accordance with these Articles (the “Series A Preferred Dividend Payment Date”), but shall not be payable in the event of any conversion of the Series A Preferred Shares. The holders of Series A Preferred Shares shall not be entitled to participate in any further profits, dividends or bonus shares in the Company.

(d)

If the Company is unable to pay in full the Series A Preferred Dividend on the Series A Preferred Dividend Payment Date by reason of having insufficient available distributable reserves, then it shall on such date pay the same to the extent that it is lawfully able to do so and the unpaid amount shall carry interest at the Interest Rate in respect of the period from and including the Series A Preferred Dividend Payment Date down to and including the date of actual payment. Such interest shall accumulate and form part of the Series A Preferred Dividend to which it relates and shall accordingly not become payable until the Company has sufficient available distributable reserves with which to pay the relevant Series A Preferred Dividend.

(e)

The Company shall procure (so far as it is able) that each of its Subsidiaries and each of its subsidiary undertakings which has available distributable reserves shall from time to time declare and pay to the Company (or, as the case may be, the relevant Group Company that is its immediate holding company or parent undertaking) such dividends as are necessary to permit lawful and prompt payment by the Company of the Series A Preferred Dividend.

6.4	Series A Capital

(a)

In the event of (a) a return of capital in connection with a liquidation, winding-up, dissolution or an administration order (other than in connection with a sale (including a Sale), redemption, purchase by the Company of shares or any conversion); and/or (b) an event of default and/or acceleration under any of the Company’s Existing Loan Agreements (each being a “Liquidation Event”), each Series A Preferred Share shall entitle its holder to be paid, in priority to the holders of the A Ordinary Shares and the Common Shares, out of the surplus assets of the Company available for distribution amongst its members after payment of its liabilities, the liquidation preference (the “Series A Liquidation Preference”). On a Liquidation Event, the Series A Preferred Shares will rank pari passu equally and rateably without discrimination or preference with the Series B Preferred Shares. The Series A Liquidation Preference shall be the Series A Issue Price of such Series A Preferred Share together with all accrued and unpaid Series A Preferred Dividends thereon from and including the date of issue of such Series A Preferred Share up to and including the date of the Liquidation Event. The holders of the Series A Preferred Shares shall not have any further rights to participate in the assets of the Company on any return of capital in connection with a Liquidation Event.

(b)

If on a return of capital in connection with a Liquidation Event the amounts available for distribution are insufficient to cover the amounts payable in full in respect of the Series A Preferred Shares, the holders of the Series A Preferred Shares will share between themselves in the distribution of the assets of the Company available for distribution (if any) in proportion to the full respective Series A Liquidation Preference to which they are entitled.

6.5	Series A Automatic Redemption

(a)

Subject to the Law but without resolution of the Board or resolution by the shareholders, any Series A Preferred Shares in issue on the relevant Series A Maturity Date shall automatically be redeemed by the Company on the relevant Series A Maturity Date pursuant to this Article 6.5 (the “Series A Automatic Redemption”). If on the relevant Series A Maturity Date the Company is unable to lawfully redeem in full the relevant number of Series A Preferred Shares, the Company shall redeem as many of such Series A Preferred Shares as may be lawfully and properly redeemed pro-rata to each Series A Preferred Shareholder’s holding of Series A Preferred Shares in accordance with the provisions of the Law and the Company shall redeem the balance as soon as it is lawfully and properly able to do so.

(b)

The Company shall no later than three (3) months prior to the relevant Series A Maturity Date send a redemption notice (a “Series A Redemption Notice”) to each relevant Series A Preferred Shareholder requesting that such holder confirms in writing to the Company by no later than 10 Business Days prior to the relevant Series A Maturity Date (the “Series A Voluntary Conversion Deadline”) whether such Series A Preferred Shareholder wishes to:

(i)	convert all or part of his relevant Series A Preferred Shares into A Ordinary Shares pursuant to a Series A Voluntary Conversion in accordance with Article 6.6); or

(ii)	have all or part of his relevant Series A Preferred Shares redeemed pursuant to a Series A Automatic Redemption in accordance with this Article 6.5.

(c)

Any Series A Preferred Shareholder failing to confirm to the Company before the Series A Voluntary Conversion Deadline pursuant to Article 6.5(b) shall be deemed to have opted to have all its relevant Series A Preferred Shares redeemed pursuant to the Series A Automatic Redemption in accordance with this Article 6.5.

(d)

On the relevant Series A Maturity Date, each Series A Preferred Shareholder shall be bound to deliver to the Company at the Company’s registered office (or at such other place as the Company has notified the Series A Preferred Shareholders), the share certificate(s) (if any) in respect of all its relevant Series A Preferred Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate(s)) in order that the same may be cancelled. Upon such delivery, the Company shall pay to the relevant holder, in respect of each relevant Series A Preferred Share which the Company may lawfully and properly redeem, an amount equal to the Series A Issue Price of the Series A Preferred Share together with all accrued and unpaid Series A Preferred Dividends on such Series A Preferred Share from and including the date of issue of the share up to and including the date of the relevant Series A Maturity Date (the “Series A Redemption Preference”), and in respect of any balance of Series A Preferred Shares the Series A Redemption Preference shall be paid as soon as the Company is lawfully and properly able to redeem the relevant Series A Preferred Shares.

(e)

If any Series A Preferred Shareholder should fail to deliver to the Company the share certificate(s) held by him at the relevant Series A Maturity Date pursuant to Article 6.5(d), or fails to accept payment of the Series A Redemption Preference in respect thereof, the Series A Redemption Preference payable to such holder shall be set aside and paid into a separate bank account with the Company’s bankers (designated for the benefit of such holder) and such setting aside shall be deemed for all purposes hereof to be a payment to such holder and all the said holder’s rights as a holder of the relevant Series A Preferred Shares shall cease and determine as from the relevant Series A Maturity Date and the Company shall thereby be discharged from all obligations in respect thereof. The Company shall not be responsible for the safe custody of the Series A Redemption Preference so placed on deposit or for interest thereon and may deduct from such Series A Redemption Preference on deposit a sum equal to any expenses incurred by the Company in connection with the placing of such Series A Redemption Preference on deposit and the administration of such deposit account (including, without limitation, bank charges).

(f)

All rights attaching to a Series A Preferred Share (including, for the avoidance of doubt, any rights to Series A Preferred Dividends but excluding any accrued but unpaid dividend arising prior to the Series A Maturity Date and any rights to interest thereon in accordance with Article 6.3(d)) shall automatically terminate in respect of that Series A Preferred Share with effect from the relevant Series A Maturity Date.

(g)

Except in connection with a Series A Automatic Redemption pursuant to this Article 6.5 or as otherwise specifically provided for in these Articles, the Company shall have no right to redeem any Series A Preferred Shares.

(h)

A Series A Preferred Shareholder may, pursuant to a contractual arrangement between the Company and such Series A Preferred Shareholder entered into prior to the date of adoption of these Articles but in no other circumstances, by notice in writing (an “Early Redemption Notice”) require the Company to redeem all but not part only of such Series A Preferred Shareholder’s Series A Preferred Shares on a date (the “Early Redemption Date”) being not less than 20 Business Days after service of the Early Redemption Notice. If on the relevant Early Redemption Date the Company is unable to lawfully redeem in full the relevant number of Series A Preferred Shares the subject of the Early Redemption Notice, the Company shall redeem as many of such Series A Preferred Shares as may be lawfully and properly redeemed in accordance with the provisions of the Law and the Company shall redeem the balance as soon as it is lawfully and properly able to do so. The provisions of Articles 6.5(d) to (f) shall apply to a redemption of Series A Preferred Shares mutatis mutandis, as if references therein to the “Series A Maturity Date” were to the “Early Redemption Date”.

6.6	Series A Voluntary Conversion

(a)

Subject to the Law, each Series A Preferred Shareholder shall be entitled at any time before the relevant Series A Voluntary Conversion Deadline, on giving a voluntary conversion notice to the Company (a “Series A Voluntary Conversion Notice”) (such shareholder being a “Series A Voluntary Converting Holder”), to convert all or any part of his holding of Series A Preferred Shares into A Ordinary Shares at the applicable Series A Conversion Rate (a “Series A Voluntary Conversion”), provided that if a Series A Voluntary Converting Holder gives a Series A Voluntary Conversion Notice in respect of part only of his holding of Series A Preferred Shares so that following such conversion the Series A Voluntary Conversion Holder shall hold a number of Series A Preferred Shares smaller than the number of Series A Preferred Shares required to convert into one A Ordinary Share at the Series A Conversion Rate then applicable, all the Series A Preferred Shares held by that Series A Voluntary Converting Holder shall be converted notwithstanding the lower figure stipulated in the Series A Voluntary Conversion Notice. A Series A Voluntary Conversion Notice, once delivered in accordance with this Article 6.6(a), shall be irrevocable.

(b)	The Series A Voluntary Conversion Notice shall:

(i)	include the number of Series A Preferred Shares to be converted pursuant to the Series A Voluntary Conversion;

(ii)

be duly signed by the relevant Series A Preferred Shareholder and delivered to the Company’s registered office (or such other place as the Company has notified the Series A Preferred Shareholders); and

(iii)	enclose the share certificate(s) of the relevant Series A Preferred Shares to be converted (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)).

(c)

The voluntary conversion date (the “Series A Voluntary Conversion Date”) shall be the date falling five (5) Business Days following the date that the Series A Voluntary Conversion Notice is delivered to the Company in accordance with Article 6.6(a).

(d)

The number of A Ordinary Shares to be issued on a Series A Voluntary Conversion shall be determined by multiplying the total number of Series A Preferred Shares to be converted (as stipulated in the Series A Voluntary Conversion Notice) by the Series A Conversion Rate in effect at the relevant Series A Voluntary Conversion Date.

(e)

Subject to the Law but notwithstanding any other provisions in these Articles, the Board shall be entitled to effect any conversion of the Series A Preferred Shares pursuant to a Series A Voluntary Conversion by re-designation, redemption, conversion and/or issue of new A Ordinary Shares or otherwise as the Board deems fit.

(f)

As soon as reasonably practicable and within 10 Business Days after the relevant Series A Voluntary Conversion Date, the Company shall take all steps necessary to register in the name of the Series A Voluntary Converting Holder the A Ordinary Shares issued or arising upon the Series A Voluntary Conversion and to issue the appropriate number of A Ordinary Shares to the Series A Voluntary Converting Holder in accordance with the relevant Series A Voluntary Conversion Notice, and forward to the Series A Voluntary Converting Holder by post to his address shown in the Register a definitive share certificate for the appropriate number of A Ordinary Shares, together with a new definitive share certificate representing any remaining Series A Preferred Shares held by such Series A Voluntary Converting Holder.

(g)

All rights attaching to a Series A Preferred Share (including, for the avoidance of doubt, any rights to accrued and unpaid Series A Preferred Dividends) shall automatically terminate in respect of the Series A Preferred Share which is converted pursuant to a Series A Voluntary Conversion with effect from the relevant Series A Voluntary Conversion Date.

(h)

A Ordinary Shares issued in connection with a Series A Voluntary Conversion will be credited as fully paid and will in all respects rank pari passu with the fully paid A Ordinary Shares in issue on the relevant Series A Voluntary Conversion Date except for any dividends declared, made or payable prior to the date of issue. Fractions of A Ordinary Shares will not be issued on conversion and the Series A Preferred Shareholder’s entitlement to A Ordinary Shares will be rounded down to the nearest whole number of A Ordinary Shares.

(i)

The Series A Voluntary Converting Holder shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the Series A Preferred Shares into A Ordinary Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any A Ordinary Shares on the conversion of the Series A Preferred Shares into A Ordinary Shares.

(j)

Except in respect of an Series A Automatic Sale Conversion pursuant to Article 6.7 (Series A Automatic Sale Conversion) and an Series A Automatic Listing Conversion pursuant to Article 6.10 (Series A Automatic Listing Conversion), no Series A Preferred Shareholder may be compelled by the Company or any other shareholder in the Company (including any other Series A Preferred Shareholder) to convert any Series A Preferred Shares into A Ordinary Shares.

6.7	Series A Automatic Sale Conversion

(a)

If there is to be a proposed Sale, subject to the Law, if the purchase price per A Ordinary Share (the total number of A Ordinary Shares shall for the purposes of this Article 6.7(a) be calculated on the assumption that it includes any A Ordinary Shares arising from the conversion of the Series A Preferred Shares pursuant to this Article 6.7) pursuant to the proposed Sale (or, if not a share sale, the resulting Market Price per A Ordinary Share in the Company) is equal to or exceeds an amount equal to the Series A Issue Price of a Series A Preferred Share in issue and all accrued and unpaid Series A Preferred Dividends on such Series A Preferred Share up to and including the proposed date of the Sale (the “Series A Minimum Threshold”), all such qualifying Series A Preferred Shares (the “Qualifying Sale Series A Preferred Shares”) in the capital of the Company shall automatically be converted into A Ordinary Shares on the date of completion of the Sale (the “Series A Sale Conversion Date”).

(b)	The Series A Automatic Sale Conversion shall occur immediately prior to completion of the Sale in accordance with its terms.

(c)

The number of A Ordinary Shares to be issued to each such Series A Preferred Shareholder on the Series A Sale Conversion Date, shall be determined by multiplying the total number of Series A Preferred Shares to be converted by the Series A Conversion Rate in effect at the Series A Sale Conversion Date.

(d)

Within five (5) Business Days of being required to do so by the Company in connection with a Sale, each relevant Series A Preferred Shareholder shall deliver to the Company’s registered office (or such other place as the Company has notified such Series A Preferred Shareholders) all share certificate(s) (if any) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s))

relating to all such Qualifying Sale Series A Preferred Shares held by the Series A Preferred Shareholder. Failure by any Series A Preferred Shareholder to deliver any share certificate(s) (or an indemnity in respect of any lost share certificate(s)) to the Company pursuant to this Article shall not impact on the Series A Automatic Sale Conversion and all share certificates relating to such Qualifying Sale Series A Preferred Shares in issue on the Series A Sale Conversion Date shall be cancelled.

(e)

Subject to the Law but notwithstanding any other provisions in these Articles, the Board shall be entitled to effect any conversion of the Qualifying Sale Series A Preferred Shares pursuant to the Series A Automatic Sale Conversion by redesignation, redemption, conversion and/or issue of new A Ordinary Shares or otherwise as the Board deems fit.

(f)

On the Series A Sale Conversion Date, the Company shall take all steps necessary to register in the name of each such Series A Preferred Shareholder the A Ordinary Shares issued or arising upon the Series A Automatic Sale Conversion and to issue the appropriate number of A Ordinary Shares to each such Series A Preferred Shareholder in accordance with the Series A Automatic Sale Conversion.

(g)

All rights attaching to the Qualifying Sale Series A Preferred Shares (including, for the avoidance of doubt, any rights to accrued and unpaid Series A Preferred Dividends) shall automatically terminate in respect of such Series A Preferred Shares converted pursuant to the Series A Automatic Sale Conversion with effect from the Series A Sale Conversion Date.

(h)

A Ordinary Shares issued in connection with the Series A Automatic Sale Conversion will be credited as fully paid and will in all respects rank pari passu with the fully paid A Ordinary Shares in issue on the Series A Sale Conversion Date. Fractions of A Ordinary Shares will not be issued and the relevant Series A Preferred Shareholder’s entitlement to A Ordinary Shares will be rounded down to the nearest A Ordinary Share.

(i)

The relevant Series A Preferred Shareholders shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the Qualifying Sale Series A Preferred Shares into A Ordinary Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any A Ordinary Shares on the conversion of the relevant Qualifying Sale Series A Preferred Shares into A Ordinary Shares.

6.8	Sale

(a)

If there is to be a proposed Sale (other than (i) a proposed Sale which would constitute an Automatic Sale Conversion or (ii) a proposed Sale falling within the provisions of Article 6.9 below), each Series A Preferred Shareholder shall be entitled to be paid out of the aggregate consideration (“Sale Proceeds”) payable to the shareholders on the date of completion of the proposed Sale, in priority to the holders of A Ordinary Shares and Common Shares but pari passu with the holders of the Series B Preferred Shares, an amount equal to the Series A Issue Price of all Series A Preferred Shares held by that Series A Preferred Shareholder immediately prior to completion of the Sale together with all accrued and unpaid Series A Preferred Dividends on such shares up to and including the date of completion of the proposed Sale;

(b)

Following the payment under Article 6.8(a) and the payment of any of the Sale Proceeds due to the Series B Preferred Shareholders in accordance with Article 7.6 (Sale) below, the balance of the Sale Proceeds shall be payable to the other shareholders in accordance with the terms of the proposed Sale;

(c)

At least five (5) Business Days prior to the proposed Sale, each Series A Preferred Shareholder which wishes to exercise its right under Article 6.8(a) shall deliver to the Company’s registered office (or such other place as the Company has notified such Series A Preferred Shareholders) all share certificate(s) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)) relating to all its Series A Preferred Shares. Failure by any such Series A Preferred Shareholder to deliver any share certificate(s) (or an indemnity in respect of any lost share certificate(s)) to the Company pursuant to this Article shall not impact on the Sale; and

(d)	The provisions of Articles 15.5 to 15.7 shall apply mutatis mutandis to any transfer of Series A Preferred Shares pursuant to this Article 6.8.

6.9	Series A Discounted Sale

If there is to be a proposed Sale (the “Series A Discounted Sale”) under the terms of which the aggregate consideration to be paid to each Series A Preferred Shareholder is less than an amount equal to the Series A Minimum Threshold, then such Series A Discounted Sale shall require the approval of the Series A Preferred Shareholders in accordance with Article 6.14(a)(vii).

6.10	Series A Automatic Listing Conversion

(a)

In the event of a Listing of the A Ordinary Shares and/or the Common Shares, subject to the Law, then provided that the price per A Ordinary Share or Common Share (as applicable) at which the A Ordinary Shares or Common Shares (as applicable) (assuming for these purposes that this includes any A Ordinary Shares arising from the conversion of the Series A Preferred Shares pursuant to this Article 6.10 and/or any Common Shares into which such A Ordinary Shares are converted on a Transfer) are sold to the public in an underwritten initial public offering transaction undertaken in connection with the Listing will equal to or exceed an amount equal to the aggregate of the Series A Issue Price of a Series A Preferred Share in issue and all accrued and unpaid Series A Preferred Dividends on such Series A Preferred Shares up to and including the date of the IPO Closing (the “Series A Listing Conversion Date”), all such qualifying Series A Preferred Shares(the “Qualifying Listing Series A Preferred Shares”) in the capital of the Company shall automatically be converted into A Ordinary Shares on the Series A Listing Conversion Date (the “Series A Automatic Listing Conversion”).

(b)

The Series A Automatic Listing Conversion shall not be effective unless and until: (i) the Listing becomes effective in accordance with its terms; and (ii) the proceeds of the underwritten public offering transaction undertaken in connection with the Listing are received by the Company (the “IPO Closing”).

(c)

The number of A Ordinary Shares to be issued to each such Series A Preferred Shareholder on the Series A Listing Conversion Date, shall be determined by converting each of the Series A Preferred Shares into A Ordinary Shares at the Series A Conversion Rate in effect at the Series A Listing Conversion Date.

(d)

At least 5 Business Days prior to the Series A Listing Conversion Date, each such Series A Preferred Shareholder shall deliver to the Company’s registered office (or such other place as the Company has notified the Series A Preferred Shareholders) all share certificate(s) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)) relating to all Qualifying Listing Series A Preferred Shares held by the Series A Preferred Shareholder. Failure by any Series A Preferred Shareholder to deliver any share certificate (or an indemnity in respect of any lost share certificate) to the Company pursuant to this Article shall not impact on the Series A Automatic Listing Conversion and all share certificates relating to such Qualifying Listing Series A Preferred Shares in issue on the Series A Listing Conversion Date shall be cancelled.

(e)

Subject to the Law but notwithstanding any other provisions in these Articles, the Board shall be entitled to effect any conversion of such Qualifying Listing Series A Preferred Shares pursuant to the Series A Automatic Listing Conversion by redesignation, redemption, conversion and/or issue of new A Ordinary Shares or otherwise as the Board deems fit.

(f)

On the Series A Listing Conversion Date, the Company shall take all steps necessary to register in the name of each such Series A Preferred Shareholder the A Ordinary Shares issued or arising upon the Series A Automatic Listing Conversion and to issue the appropriate number of A Ordinary Shares to each such Series A Preferred Shareholder in accordance with the Series A Automatic Listing Conversion. Unless otherwise agreed between the Company and each relevant Series A Preferred Shareholder and provided that the relevant Series A Preferred Shareholder has delivered to the Company its share certificate(s) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s) pursuant to Article 6.10(d), the Company shall within twenty (20) Business Days of the Series A Listing Conversion Date forward to the relevant Series A Preferred Shareholder by post to his address shown in the Register a definitive share certificate for the appropriate number of A Ordinary Shares.

(g)

All rights attaching to the relevant qualifying Series A Preferred Shares (including, for the avoidance of doubt, any rights to accrued and unpaid Series A Preferred Dividends) shall automatically terminate in respect of such Series A Preferred Shares converted pursuant to the Series A Automatic Listing Conversion with effect from the Series A Listing Conversion Date.

(h)

A Ordinary Shares issued in connection with the Series A Automatic Listing Conversion will be credited as fully paid and will in all respects rank pari passu with the fully paid A Ordinary Shares in issue on the Series A Listing Conversion Date. Fractions of A Ordinary Shares will not be issued and the relevant Series A Preferred Shareholder’s entitlement to A Ordinary Shares will be rounded down to the nearest A Ordinary Share.

(i)

The relevant Series A Preferred Shareholder shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the relevant Qualifying Listing Series A Preferred Shares into A Ordinary Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any A Ordinary Shares on the conversion of the relevant Qualifying Listing Series A Preferred Shares into A Ordinary Shares.

6.11	Transfer Conversion

(a)	In the event of a Transfer:

(i)

the relevant Series A Preferred Shares that are the subject of such Transfer, shall, without further authority than is contained in these Articles, stand converted into such number (if any) of fully paid Common Shares, such that upon and after such Transfer the shares represent an equal number of Common Shares, without the need for surrender or exchange thereof.

(ii)

the Company shall enter the holder of the converted Series A Preferred Shares on the Register as the holder of the appropriate number of Common Shares and, subject to the relevant holder of Series A Preferred Shares delivering its certificate(s) (or an indemnity for lost certificate in a form acceptable to the

Board) in respect of the Series A Preferred Shares, the Company shall, unless otherwise agreed with the relevant holder of the converted Series A Preferred Shares, within 10 Business Days of the Transfer forward to such holder by post (at such holder’s sole risk) to his address shown on the Register in respect of such Series A Preferred Shares, free of charge, a definitive certificate for the appropriate number of fully paid Common Shares.

(b)

The Company may, from time to time, establish such policies and procedures, not in violation of any applicable law or a provision in these Articles, relating to the conversion of Series A Preferred Shares into Common Shares, including without limitation the issuance of share certificates in connection with any such conversion, as it may deem necessary or advisable. If the Company has reason to believe that a Transfer giving rise to a conversion of Series A Preferred Shares into Common Shares has occurred but has not been reflected in the books and records of the Company, the Company may request that the holder of such shares furnish affidavits or such other evidence to the Company as it reasonably deems necessary to determine whether a conversion of Series A Preferred Shares to Common Shares has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Company (in the manner provided in the request) to enable the Company to determine that no such conversion has occurred, any such Series A Preferred Shares, to the extent not previously converted, shall be automatically converted into Common Shares and the same shall thereupon be registered in the books and records of the Company. In connection with any action or resolution taken at a meeting or by written resolution, the Register shall be presumptive evidence as to who are the shareholders entitled to vote in person or by proxy at any meeting of shareholders or in connection with any written resolution and the classes of shares held by each such shareholder and the number of shares of each class held by such shareholder.

(c)

The holder of the Series A Preferred Shares whose shares are being subject to conversion under this Article 6.11 shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the Series A Preferred Shares into Common Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any Common Shares on the conversion of the Series A Preferred Shares into Common Shares.

(d)

All rights attaching to the Series A Preferred Shares (including, for the avoidance of doubt, any rights to accrued and unpaid Series A Preferred Dividends) shall automatically terminate in respect of the Series A Preferred Shares converted pursuant to this Article 6.11.

6.12	Series A Conversion Rate

(a)

The Series A Conversion Rate applicable to each Series A Preferred Share in connection with any Series A Voluntary Conversion, Series A Automatic Sale Conversion or Series A Automatic Listing Conversion under these Articles shall be adjusted from time to time in accordance with the provisions of this Article 6.12:

(i)

if while Series A Preferred Shares remain capable of being converted into A Ordinary Shares there is a consolidation and/or sub-division of any A Ordinary Shares, the Series A Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each Series A Preferred Shareholder is in no better or worse position as a result of such consolidation or sub-division, such adjustment to become effective immediately after such consolidation or subdivision;

(ii)

if while Series A Preferred Shares remain capable of being converted into A Ordinary Shares, on an allotment of shares pursuant to a capitalisation of profits or reserves to holders of A Ordinary Shares the Series A Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each Series A Preferred Shareholder is in no better or worse position as a result of such capitalisation of profits or reserves, such adjustment to become effective as at the record date for such allotment of shares, and if there is an adjustment to the Series A Conversion Rate then upon conversion of the relevant Series A Preferred Shares the additional A Ordinary Shares to be issued shall be paid up by the automatic capitalisation of available reserves of the Company, unless and to the extent that the same shall be impossible or unlawful, in which case the relevant shareholders shall be entitled to subscribe for such additional A Ordinary Shares in cash at their nominal value and, subject to the payment of any cash payable (if applicable), such additional A Ordinary Shares shall be issued, credited fully paid up and shall rank pari passu in all respects with the existing A Ordinary Shares except for any dividends declared, made or payable before the date of issue of such shares.

6.13	Appointment of Valuer

(a)

If a doubt or dispute arises concerning the calculation of the price per A Ordinary Share, or the Series A Minimum Threshold, or the Market Price per A Ordinary Share for the purposes of Articles 6.7, 6.8, 6.9 and 6.10 or an adjustment of the Series A Conversion Rate in accordance with Article 6.12, or if so requested by a majority of the Series A Preferred Shareholders, the Board shall refer the matter to the Valuer for determination who shall make available to all shareholders their report and whose certificate as to its determination or the amount of the adjustment is, in the absence of manifest error, conclusive and binding on all concerned and their costs shall be met by the Company. Save as expressly provided herein, the provisions of Article 13 shall apply to a Valuer appointed under this Article 6.13.

(b)

For the purposes of Articles 6.7, 6.8, 6.9, 6.10 and 6.12 only, any Valuer shall be appointed by the Company and the Board has sole and exclusive discretion to agree the terms of the Valuer’s engagement and such terms and conditions as the Board agrees shall be binding on the Company and all shareholders. The Valuer’s appointment is effective upon its terms of engagement being agreed by the Valuer and the Board.

(c)	The Valuer shall be requested to reach its determination within an appropriate time period specified by the Board.

6.14	Series A Preferred Approval Rights

(a)

Subject to the Law, the rights attaching to the Series A Preferred Shares shall be deemed to be varied if the Company does any of the following, which variation shall require the approval of holders of Series A Preferred Shares representing over fifty per cent (50%) of the total voting rights of all Series A Preferred Shares in issue from time to time:

(i)	other than trade credit incurred in the ordinary course of business, incur indebtedness in excess of US$76,000,000 in aggregate (including the Company’s existing debt);

(ii)

other than in respect of any indebtedness approved under Article 6.14(a)(i) above or other than in connection with any trade credit incurred in the ordinary course of business create or authorise the creation of any debt security;

(iii)

other than in respect of any indebtedness approved under Article 6.14(a)(i) above or other than in connection with trade credit incurred in the ordinary course of business, give any guarantee of indebtedness or grant any security or encumbrance;

(iv)	change its principal business;

(v)	liquidate, dissolve, or wind-up the Company;

(vi)	sell or grant an exclusive license or otherwise transfer substantially all of the Company’s intellectual property portfolio, other than licenses granted in the ordinary course of business;

(vii)	enter into a Series A Discounted Sale (falling within the provisions of Article 6.9);

(viii)

create or authorise the creation of or issue new securities convertible into or exercisable for any equity securities, having rights, preferences or privileges senior to or on parity with the Series A Preferred Shares, or increase the authorised number of the Series A Preferred Shares;

(ix)

issue any further Series A Preferred Shares at a price per Series A Preferred Share of less than US$1,269.283 (provided that if there is any consolidation or subdivision of shares, such price may be adjusted by such amount as the Board considers fair and reasonable so as to ensure that each Series A Preferred Shareholder is in no better or worse position as a result of such consolidation or sub-division);

(x)	amend, alter, or repeal any provision of these Articles in a manner adverse to the Series A Preferred Shares, including any amendment to the share rights of the Series A Preferred Shares;

(xi)

(except for transactions made in the ordinary course of its business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms approved by the Board), enter into any transaction with any director, officer or employee of the Company or any associate of any such person;

(xii)	provide unusual, not in line with median market rate compensation to Ron Zwanziger, David Scott or Jerry McAleer;

(xiii)	grant any stock options exercisable or exchangeable for shares in the Company in excess of 80,000 shares; and

(xiv)	increase the number of shares issuable under any stock option or other equity compensation plan of the Company by more than the amounts referred to in Article 6.14(a)(xiii).

(b)	The approval referred to in Article 6.14(a) shall be obtained by:

(i)

a resolution at a separate general meeting of the Series A Preferred Shareholders passed by Series A Preferred Shareholders representing over fifty per cent (50%) of the total voting rights of all Series A Preferred Shares in issue from time to time and all of the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting of the Series A Preferred Shareholders; or

(ii)	with the consent in writing of Series A Preferred Shareholders representing over fifty per cent (50%) of the total voting rights of all Series A Preferred Shares in issue from time to time.

6.15	Pre-emption Procedure for Series A Preferred Shares

(a)

Except as permitted in these Articles and for the avoidance of doubt, subject to Article 6.13, any holder of Series A Preferred Shares who desires to transfer (or enter into an agreement to transfer) any interest in all or part of its Series A Preferred Shares must first offer them to the Eligible Series A Preferred Shareholders in accordance with this Article 6.15. The offer may be in respect of all or part only of the Series A Preferred Shares held by the proposing transferor and shall be made by the proposing transferor serving notice of such proposed transfer in writing to the Company (a “Series A Preferred Transfer Notice”).

(b)

The Series A Preferred Transfer Notice shall specify the number of Series A Preferred Shares offered (the “Series A Preferred Offered Shares”) and the name and address of the proposed transferee(s) (if any). Save where it is required or deemed to be given under Article 12 (Mandatory transfers), the Series A Preferred Transfer Notice may contain a provision that, unless all the Series A Preferred Offered Shares are sold under this Article 6.15, none shall be sold (“Total Preferred Transfer Condition”) and that provision shall have effect. The Series A Preferred Transfer Notice shall constitute the directors as the agent of the proposing transferor for the sale of the Series A Preferred Offered Shares at the Series A Preferred Sale Price. Save for as set out in Article 13.6 (Valuation), a Series A Preferred Transfer Notice may not be varied or revoked.

(c)	The “Series A Preferred Sale Price” means:

(i)

in the case of a deemed Series A Preferred Transfer Notice under a mandatory transfer under Article 12 (Mandatory transfers), the Market Price as at the date of the deemed Series A Preferred Transfer Notice as agreed between the transferor and the Board save that if agreement is not reached within 10 Business Days of the day on which the Series A Preferred Transfer Notice is deemed to be given, either the transferor or the Board may refer determination of the Market Price to a Valuer; and

(ii)

in all other cases, the price specified in the Series A Preferred Transfer Notice by the proposing transferor or, if none is specified, the Market Price as at the date of the Series A Preferred Transfer Notice as agreed between the transferor and the Board save that if agreement is not reached within 10 Business Days of the day on which the Series A Preferred Transfer Notice is given, either the transferor or the Board may refer determination of the Market Price to a Valuer.

(d)

As soon as practicable after the determination of the Series A Preferred Sale Price (and provided the Series A Preferred Transfer Notice has not been withdrawn in accordance with Article 13.6 (Valuation), the directors shall give notice to all Eligible Series A Preferred Shareholders (other than the proposing transferor (if applicable)) of the number and description of the Series A Preferred Offered Shares, the Series A Preferred Sale Price and whether or not the Series A Preferred Offered Shares are subject to a Total Preferred Transfer Condition. The notice shall invite each of the Eligible Series A Preferred Shareholders to state in writing to the Company within 20 Business Days of such notice being given whether it is willing to purchase any of the remaining Series A Preferred Offered Shares, and if so the maximum number. The directors shall at the same time give a copy of the notice to the proposing transferor.

(e)

On the expiration of the 20 Business Day period the directors shall allocate the Series A Preferred Offered Shares to or amongst the Eligible Series A Preferred Shareholders who have accepted the invitation (the “Series A Preferred Pre-emption Purchasers”) and such allocation shall be made so far as practicable as follows:

(i)

to the Eligible Series A Preferred Shareholders pro rata to their existing holdings of Series A Preferred Shares but so that the number allocated shall not exceed the maximum which such holders have expressed a willingness to purchase; and

(ii)	if the Series A Preferred Transfer Notice contains a valid Total Preferred Transfer Condition, no allocation will be made unless all the Series A Preferred Offered Shares are allocated.

(f)

On the allocation being made, the directors shall give details of the allocation in writing to the proposing transferor and each Series A Preferred Pre-emption Purchaser and, on the 5th Business Day after such details are given, the Series A Preferred Pre-emption Purchasers to whom the allocation has been made shall be bound to pay the Series A Preferred Sale Price for, and to accept a transfer of, the Series A Preferred Offered Shares allocated to them respectively and the proposing transferor shall be bound, on payment of the Series A Preferred Sale Price, to transfer the Series A Preferred Offered Shares to the respective Series A Preferred Pre-emption Purchasers to whom the allocation has been made.

(g)

If the proposing transferor after becoming bound to transfer any or all of the Series A Preferred Offered Shares fails to do so, the Company may receive the Series A Preferred Sale Price and the directors may appoint a person (acting as agent for the transferor(s)) to execute instruments of transfer of the Series A Preferred Offered Shares in favour of the Series A Preferred Pre-emption Purchasers to whom the allocation has been made and shall (subject only to stamping of the transfers, if required) cause the names of those Series A Preferred Pre-emption Purchasers to be entered in the Register as the holders of the Series A Preferred Offered Shares and shall hold the Series A Preferred Sale Price on trust for the proposing transferor. The receipt of the Company shall be a good discharge to those Series A Preferred Pre-emption Purchasers and, after their names have been entered in the Register under this provision, the validity of the transactions shall not be questioned by any person.

(h)

If, following the expiry of the 20 Business Day period referred to in Article 6.15(e) above, any of the Series A Preferred Offered Shares have not been allocated under that Article, the proposing transferor may at any time within a period of 3 months after the expiry of the 20 Business Day period transfer the Series A Preferred Offered Shares not allocated to any person and at any price (being not less than the Series A Preferred Sale Price) provided that:

(i)

the transferee is a person (or nominee for a person) who or which the Board determines in its absolute discretion is not a competitor with, or associated with a competitor with, the business of any Group Company;

(ii)

if the Series A Preferred Transfer Notice contained a Total Preferred Transfer Condition, he shall not be entitled to transfer any of the Series A Preferred Offered Shares unless in aggregate all the Series A Preferred Offered Shares are so transferred;

(iii)

the directors may require to be satisfied that those shares are being transferred under a bona fide sale for the consideration stated in the transfer without any deduction, rebate or allowance to the proposed purchaser and, if not so satisfied, may refuse to register the instrument of transfer (without prejudice, however, to the directors’ absolute discretion to refuse to approve or register any transfer of shares in the circumstances described in Article 17 (Registration)); and

(iv)

the transferor has not failed or refused to provide promptly information available to him and reasonably requested by the directors for the purpose of enabling them to form the opinions mentioned in this Article 6.15.

(i)	The Company is authorised to purchase its own Series A Preferred Shares pursuant to Section 37(2) of the Law.

7.	Rights and obligations attaching to the Series B Preferred Shares

7.1	The Series B Preferred Shares shall entitle the holders thereof to the rights and shall be subject to the restrictions set out in Articles 7.2 to 7.13 below.

7.2	Voting rights attaching to the Series B Preferred Shares

Except as provided in Article 18, the holders of the Series B Preferred Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the holders of the Common Shares. Save, as provided otherwise in the Law, each such holder, present in person or by proxy or by representative, shall be entitled on a show of hands to one (1) vote and on a poll to one (1) vote for each Series B Preferred Share held by him.

7.3	Series B Dividends

(a)

With effect from the date that is 12 months after the date of issue of a Series B Preferred Share (the “Series B Anniversary Date”), the Company shall without resolution of the Board or resolution by the shareholders and before application of any profits to a reserve or for any other purpose, pari passu with the Series A Preferred Dividend payable to the holders of the Series A Preferred Shares, and in priority to the holders of the A Ordinary Shares and Common Shares, accrue in respect of each Series B Preferred Share a fixed cumulative preferential cash dividend at the annual rate of eight per cent (8%) of the Series B Issue Price per Series B Preferred Share (the “Series B Preferred Dividend”).

(b)

The Series B Preferred Dividend shall accrue on a daily basis assuming a 365 day year from and including the relevant Series B Anniversary Date until and including the earlier date to occur of a Liquidation Event, a Sale, a Series B Automatic Redemption, or any conversion of such Series B Preferred Share, at which time the Series B Preferred Dividend shall cease to accrue in respect of such Series B Preferred Share.

(c)

Subject to Articles 7.3(d) and 7.3(e) below, the Series B Preferred Dividend shall be payable in cash to the person registered as the holder of the Series B Preferred Share on the Register on a semi-annual basis on (i) 4 May and 4 November in each year, commencing on 4 May 2022 onwards, in the case of the Series B Preferred Shares issued on 4 November 2020; and (ii) on 31 May and 30 November in each year, commencing on 31 May 2022 onwards, in the case of the Series B Preferred Shares issued on 30 November 2020 (each a “Series B Preferred Dividend Payment Date”) until the earlier to occur of a Liquidation Event, Sale or Series B Automatic Redemption (as the case may be) in accordance with these Articles, but shall not be payable in the event of any conversion of the Series B Preferred Shares. The holders of Series B Preferred Shares shall not be entitled to participate in any further profits, dividends or bonus shares in the Company.

(d)

If the Company is prohibited by the terms of any of its Existing Loan Agreements to pay the Series B Preferred Dividend on any Series B Preferred Dividend Payment Date, such Series B Preferred Dividend shall accrue and be paid out upon the earlier of: (i) the repayment of such indebtedness under the applicable Existing Loan Agreements or the Company taking such action as to make a payment of the Series B Preferred Dividend permissible under the terms of the applicable Existing Loan Agreements; or

(ii) a Liquidation Event or Sale (whichever is the earlier to occur). If the indebtedness under the applicable Existing Loan Agreements is repaid or the Company takes such action as to make a payment of the Series B Preferred Divided permissible under the terms of the applicable Existing Loan Agreements, the Series B Preferred Dividend shall, subject to Article 7.3(e), be paid out in cash on a semi-annual basis in accordance with Article 7.3(c) above.

(e)

Subject to Article 7.3(d) above, if the Company is unable to pay in full the Series B Preferred Dividend on any Series B Preferred Dividend Payment Date by reason of having insufficient available distributable reserves, then it shall on such date pay the same to the extent that it is lawfully able to do so and the unpaid amount shall carry interest at the Interest Rate in respect of the period from and including the relevant Series B Preferred Dividend Payment Date to and including the date of actual payment. Such interest shall accumulate and form part of the Series B Preferred Dividend to which it relates and shall accordingly not become payable until the Company has sufficient available distributable reserves with which to pay the relevant Series B Preferred Dividend.

(f)

The Company shall procure (so far as it is able) that each of its Subsidiaries and each of its subsidiary undertakings which has available distributable reserves shall from time to time declare and pay to the Company (or, as the case may be, the relevant Group Company that is its immediate holding company or parent undertaking) such dividends as are necessary to permit lawful and prompt payment by the Company of the Series B Preferred Dividend.

7.4	Series B Capital

(a)

In the event of a Liquidation Event, each Series B Preferred Share shall entitle its holder to be paid, in priority to the holders of the A Ordinary Shares and the Common Shares, out of the surplus assets of the Company available for distribution amongst its members after payment of its liabilities, the liquidation preference (the “Series B Liquidation Preference”). On a Liquidation Event, the Series B Preferred Shares will rank pari passu equally and rateably without discrimination or preference with the Series A Preferred Shares. The Series B Liquidation Preference shall be the Series B Issue Price of such Series B Preferred Share together with all accrued and unpaid Series B Preferred Dividends thereon from and including the relevant Series B Anniversary Date up to and including the date of the Liquidation Event. The holders of the Series B Preferred Shares shall not have any further rights to participate in the assets of the Company on any return of capital in connection with a Liquidation Event.

(b)

If on a return of capital in connection with a Liquidation Event the amounts available for distribution are insufficient to cover the amounts payable in full in respect of the Series B Preferred Shares, the holders of the Series B Preferred Shares will share between themselves in the distribution of the assets of the Company available for distribution (if any) in proportion to the full respective Series B Liquidation Preference to which they are entitled.

7.5	Series B Automatic Redemption

(a)

Subject to the Law but without resolution of the Board or resolution by the shareholders, any Series B Preferred Shares in issue on the relevant Series B Maturity Date shall automatically be redeemed by the Company on the relevant Series B Maturity Date pursuant to this Article 7.5 (the “Series B Automatic Redemption”). If on the relevant Series B Maturity Date the Company is unable to lawfully redeem in full the relevant number of Series B Preferred Shares, the Company shall redeem as many of such Series B Preferred Shares as may be lawfully and properly redeemed pro-rata to each relevant Series B Preferred Shareholder’s holding of Series B Preferred Shares in accordance with the provisions of the Law and the Company shall redeem the balance as soon as it is lawfully and properly able to do so.

(b)

The Company shall no later than three (3) months prior to the relevant Series B Maturity Date send a redemption notice (a “Series B Redemption Notice”) to each relevant Series B Preferred Shareholder requesting that such holder confirms in writing to the Company by no later than 10 Business Days prior to the relevant Series B Maturity Date (the “Series B Voluntary Conversion Deadline”) whether such Series B Preferred Shareholder wishes to:

(i)	convert all or part of his relevant Series B Preferred Shares into Common Shares pursuant to a Series B Voluntary Conversion in accordance with Article 7.12 (Series B Voluntary Conversion)); or

(ii)	have all or part of his relevant Series B Preferred Shares redeemed pursuant to a Series B Automatic Redemption in accordance with this Article 7.5.

(c)

Any Series B Preferred Shareholder failing to confirm to the Company before the Series B Voluntary Conversion Deadline pursuant to Article 7.5(b) shall be deemed to have opted to have all its relevant Series B Preferred Shares redeemed pursuant to the Series B Automatic Redemption in accordance with this Article 7.5.

(d)

On the relevant Series B Maturity Date, each relevant Series B Preferred Shareholder shall be bound to deliver to the Company at the Company’s registered office (or at such other place as the Company has notified the Series B Preferred Shareholders), the share certificate(s) (if any) in respect of all its relevant Series B Preferred Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate(s)) in order that the same may be cancelled. Upon such delivery, the Company shall pay to the relevant holder, in respect of each relevant Series B Preferred Share which the Company may lawfully and properly redeem, an amount equal to the Series B Issue Price of the Series B Preferred Share together with all accrued and unpaid Series B Preferred Dividends on such Series B Preferred Share from and including the relevant Series B Anniversary Date up to and including the date of the relevant Series B Maturity Date (the “Series B Redemption Preference”), and in respect of any balance of Series B Preferred Shares the Series B Redemption Preference shall be paid as soon as the Company is lawfully and properly able to redeem the relevant Series B Preferred Shares.

(e)

If any Series B Preferred Shareholder should fail to deliver to the Company the share certificate(s) held by him at the relevant Series B Maturity Date pursuant to Article 7.5(d), or fails to accept payment of the Series B Redemption Preference in respect thereof, the Series B Redemption Preference payable to such holder shall be set aside and paid into a separate bank account with the Company’s bankers (designated for the benefit of such holder) and such setting aside shall be deemed for all purposes hereof to be a payment to such holder and all the said holder’s rights as a holder of the relevant Series B Preferred Shares shall cease and determine as from the relevant Series B Maturity Date and the Company shall thereby be discharged from all obligations in respect thereof. The Company shall not be responsible for the safe custody of the Series B Redemption Preference so placed on deposit or for interest thereon and may deduct from such Series B Redemption Preference on deposit a sum equal to any expenses incurred by the Company in connection with the placing of such Series B Redemption Preference on deposit and the administration of such deposit account (including, without limitation, bank charges).

(f)

All rights attaching to a Series B Preferred Share (including, for the avoidance of doubt, any rights to Series B Preferred Dividends but excluding any accrued but unpaid dividend arising prior to the Series B Maturity Date and any rights to interest thereon in accordance with Article 7.3(e) shall automatically terminate in respect of that Series B Preferred Share with effect from the relevant Series B Maturity Date.

(g)

Except in connection with the Series B Automatic Redemption pursuant to this Article 7.5 or as otherwise specifically provided for in these Articles, the Company shall have no right to redeem any Series B Preferred Shares.

7.6	Sale

(a)

If there is to be a proposed Sale (other than a proposed Sale falling within the provisions of Article 7.7 (Series B Discounted Sale) below), each Series B Preferred Shareholder shall be entitled to be paid out of the Sale Proceeds payable to the shareholders on the date of completion of the proposed Sale, in priority to the holders of the A Ordinary Shares and Common Shares but pari passu with the holders of the Series A Preferred Shares, an amount equal to the greater of: (i) the Series B Issue Price of all Series B Preferred Shares held by that Series B Preferred Shareholder immediately prior to completion of the proposed Sale together with all accrued and unpaid Series B Preferred Dividends on such Series B Preferred Share up to and including the date of completion of the proposed Sale; and (ii) the aggregate purchase price payable for all of the Common Shares in the proposed Sale that the Series B Preferred Shareholder would have been entitled to had the total number of Series B Preferred Shares held by that Series B Preferred Shareholder been converted into Common Shares immediately prior to the completion of the Sale (“Assumed Series B Sale Conversion”). For the purposes of this Article 7.6(a), the Assumed Series B Sale Conversion shall be determined by converting each of the Series B Preferred Shares held by such Series B Preferred Shareholder into Common Shares at the Series B Sale Conversion Rate in effect immediately prior to the completion of the proposed Sale (and on any Assumed Series B Sale Conversion fractions of Common Shares shall not be issued and the relevant Series B Preferred Shareholder’s entitlement to Common Shares shall be rounded down to the nearest Common Share).

(b)

Following the payment under Article 7.6(a) and the payment of any of the Sale Proceeds due to the Series A Preferred Shareholders in accordance with Article 6.8 (Sale), the balance of the Sale Proceeds shall be payable to the holders of the A Ordinary Shares and the Common Shares in accordance with the terms of the proposed Sale.

(c)

At least five (5) Business Days prior to the proposed Sale, each Series B Preferred Shareholder which wishes to exercise its right under Article 7.6(a) shall deliver to the Company’s registered office (or such other place as the Company has notified such Series B Preferred Shareholders) all share certificate(s) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)) relating to all its Series B Preferred Shares. Failure by any such Series B Preferred Shareholder to deliver any share certificate(s) (or an indemnity in respect of any lost share certificate(s)) to the Company pursuant to this Article 7.6(c) shall not impact on the proposed Sale; and

(d)	The provisions of Articles 15.5 to 15.7 shall apply mutatis mutandis to any transfer of Series B Preferred Shares pursuant to this Article 7.6.

7.7	Series B Discounted Sale

If there is to be a proposed Sale (the “Series B Discounted Sale”) under the terms of which the aggregate consideration to be paid to each Series B Preferred Shareholder is less than an amount equal to the Series B Issue Price of a Series B Preferred Share in issue and all accrued and unpaid Series B Preferred Dividends on such Series B Preferred Share up to and including the proposed date of the Sale (“Series B Minimum Threshold”), then such Series B Discounted Sale shall require the approval of the Series B Preferred Shareholders in accordance with Article 7.11(a)(ii) (Series B Preferred Approval Rights).

7.8	Series B Automatic Listing Conversion

(a)

In the event of an underwritten initial public offering of the Common Shares, subject to the Law, all of the Series B Preferred Shares in issue up to and including the date of the IPO Closing (as shown on the Register) shall automatically be converted into Common Shares on the IPO Closing (the “Series B Automatic Listing Conversion”). The Series B Automatic Listing Conversion shall not be effective unless and until the IPO Closing (the “Series B Listing Conversion Date”).

(b)

The number of Common Shares to be issued to each such Series B Preferred Shareholder on the Series B Listing Conversion Date, shall be determined by converting each of the Series B Preferred Shares into Common Shares at the Series B IPO Conversion Rate in effect at the Series B Listing Conversion Date.

(c)

At least 5 Business Days prior to the Series B Listing Conversion Date, each such Series B Preferred Shareholder shall deliver to the Company’s registered office (or such other place as the Company has notified the Series B Preferred Shareholders) all share certificate(s) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)) relating to all Series B Preferred Shares held by a Series B Preferred Shareholder. Failure by any Series B Preferred Shareholder to deliver any share certificate (or an indemnity in respect of any lost share certificate) to the Company pursuant to this Article shall not impact on the Series B Automatic Listing Conversion and all share certificates relating to such Series B Preferred Shares in issue on the Series B Listing Conversion Date shall be cancelled.

(d)

Subject to the Law but notwithstanding any other provisions in these Articles, the Board shall be entitled to effect any conversion of such Series B Preferred Shares pursuant to the Series B Automatic Listing Conversion by redesignation, redemption, conversion and/or issue of new Common Shares or otherwise as the Board deems fit.

(e)

On the Series B Listing Conversion Date, the Company shall take all steps necessary to register in the name of each such Series B Preferred Shareholder the Common Shares issued or arising upon the Series B Automatic Listing Conversion and to issue the appropriate number of Common Shares to each such Series B Preferred Shareholder in accordance with the Series B Automatic Listing Conversion. Upon a request by the relevant Series B Preferred Shareholder (and such request is approved by the Board) and provided that the relevant Series B Preferred Shareholder has delivered to the Company its share certificate(s) (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s) pursuant to Article 7.8(c), the Company shall within twenty (20) Business Days of the Series B Listing Conversion Date forward to the relevant Series B Preferred Shareholder by post to his address shown in the Register a definitive share certificate for the appropriate number of Common Shares.

(f)

All rights attaching to the relevant qualifying Series B Preferred Shares (including, for the avoidance of doubt, any rights to accrued and unpaid Series B Preferred Dividends) shall automatically terminate in respect of such Series B Preferred Shares converted pursuant to the Series B Automatic Listing Conversion with effect from the Series B Listing Conversion Date.

(g)

Common Shares issued in connection with the Series B Automatic Listing Conversion will be credited as fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the Series B Listing Conversion Date except in respect of any dividends declared, made or payable before the date of such issue. Fractions of Common Shares will not be issued and the relevant Series B Preferred Shareholder’s entitlement to Common Shares will be rounded down to the nearest Common Share.

(h)

The relevant Series B Preferred Shareholder shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the relevant Series B Preferred Shares into Common Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any Common Shares on the conversion of the relevant Series B Preferred Shares into Common Shares.

7.9	No Transfer of the Series B Preferred Shares

(a)

Except as provided in Article 7.5 (Series B Automatic Redemption), Article 7.6 (Sale), Article 7.7 (Series B Discounted Sale), Article 7.8 (Series B Automatic Listing Conversion), Article 7.12 (Series B Voluntary Conversion), Article 15 (Drag Along) or Article 16 (Tag Along) and subject to Article 7.9(b) below, no Transfer of Series B Preferred Shares is permitted under the terms of these Articles and any purported Transfer of a Series B Preferred Share in violation of this Article 7.9(a) will be void for the purposes of these Articles and the directors shall refuse any application to register such purported Transfer of any such Series B Preferred Share(s).

(b)

For the avoidance of doubt, a holder of Series B Preferred Shares may at any time Transfer any of the Series B Preferred Shares held by such holder if such Transfer is a Permitted Transfer in accordance with Article 11 (Permitted transfer) or a Transfer in accordance with Article 12 (Mandatory transfers).

7.10	Series B Conversion Rate

(a)

The Series B Conversion Rate applicable to each Series B Preferred Share in connection with any Series B Automatic Listing Conversion or Assumed Series B Sale Conversion or Series B Voluntary Conversion under these Articles shall be adjusted from time to time in accordance with the provisions of this Article 7.10:

(i)

if while Series B Preferred Shares remain capable of being converted into Common Shares there is a consolidation and/or sub-division of any Common Shares, the Series B Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each Series B Preferred Shareholder is in no better or worse position as a result of such consolidation or sub-division, such adjustment to become effective immediately after such consolidation or sub-division;

(ii)

if while Series B Preferred Shares remain capable of being converted into Common Shares, on an allotment of shares pursuant to a capitalisation of profits or reserves to holders of Common Shares the Series B Conversion Rate shall be adjusted by an amount, which in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each Series B Preferred Shareholder is in no better or worse position as a result of such capitalisation of profits or reserves, such adjustment to become effective as at the record date for such allotment of shares, and if there is an adjustment to the Series B Conversion Rate then upon conversion of the relevant Series B Preferred Shares the additional Common Shares to be issued shall be paid up by the automatic capitalisation of available reserves of the Company, unless and to the extent that the same shall be impossible or unlawful, in which case the relevant shareholders shall be entitled to subscribe for such additional Common Shares in cash at their nominal value and, subject to the payment of any cash payable (if applicable), such additional Common Shares shall be issued, credited fully paid up and shall rank pari passu in all respects with the existing Common Shares except for any dividends declared, made or payable before the date of issue of such shares.

7.11	Series B Preferred Approval Rights

(a)

Subject to the Law, the rights attaching to the Series B Preferred Shares shall be deemed to be varied if the Company does any of the following, which variation shall require the approval of holders of Series B Preferred Shares representing over fifty per cent (50%) of the total voting rights of all Series B Preferred Shares in issue from time to time:

(i)	liquidate, dissolve, or wind-up the affairs of the Company;

(ii)	enter into a Series B Discounted Sale (falling within the provisions of Article 7.7 (Series B Discounted Sale); and

(iii)

amend, alter, or repeal any provision of these Articles in a manner adverse to the Series B Preferred Shares, including any amendment to the share rights of the Series B Preferred Shares (save that no approval will be required under this Article 7.11(a) in connection with any amendment or amendment and restatement of the Articles in connection with a Listing, the sub-division and/or consolidation of the share capital in connection with a Listing and the adoption of the Structural Lock-Up).

(b)	The approval referred to in Article 7.11(a) shall be obtained by:

(i)

a resolution at a separate general meeting of the Series B Preferred Shareholders passed by Series B Preferred Shareholders representing over fifty per cent (50%) of the total voting rights of all Series B Preferred Shares in issue from time to time and all of the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting of the Series B Preferred Shareholders; or

(ii)	with the consent in writing of Series B Preferred Shareholders representing over fifty per cent (50%) of the total voting rights of all Series B Preferred Shares in issue from time to time.

7.12	Series B Voluntary Conversion

(a)

Subject to the Law, each Series B Preferred Shareholder shall be entitled at any time after the relevant Series B Anniversary Date but before the relevant Series B Voluntary Conversion Deadline, on giving a voluntary conversion notice to the Company (a “Series B Voluntary Conversion Notice”) (such shareholder being a “Series B Voluntary Converting Holder”), to convert all or any part of his holding of Series B Preferred Shares into Common Shares at the Series B Voluntary Conversion Rate (“Series B Voluntary Conversion”), provided that if a Series B Voluntary Converting Holder gives a Series B Voluntary Conversion Notice in respect of part only of his holding of Series B Preferred Shares so that following such conversion the Series B Voluntary Conversion Holder shall hold a number of Series B Preferred Shares smaller than the number of Series B Preferred Shares required to convert into one Common Share at the Series B Voluntary Conversion Rate then applicable, all the Series B Preferred Shares held by that Series B Voluntary Converting Holder shall be converted notwithstanding the lower figure stipulated in the Series B Voluntary Conversion Notice. A Series B Voluntary Conversion Notice, once delivered in accordance with this Article 7.12(a), shall be irrevocable.

(b)	The Series B Voluntary Conversion Notice shall:

(i)	include the number of Series B Preferred Shares to be converted pursuant to the Series B Voluntary Conversion;

(ii)

be duly signed by the relevant Series B Preferred Shareholder and delivered to the Company’s registered office (or such other place as the Company has notified the Series B Preferred Shareholders); and

(iii)	enclose the share certificate(s) of the relevant Series B Preferred Shares to be converted (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost share certificate(s)).

(c)

The voluntary conversion date (the “Series B Voluntary Conversion Date”) shall be the date falling five (5) Business Days following the date that the Series B Voluntary Conversion Notice is delivered to the Company in accordance with Article 7.12(a).

(d)

The number of Common Shares to be issued on a Series B Voluntary Conversion shall be determined by applying the Series B Voluntary Conversion Rate in effect at the relevant Series B Voluntary Conversion Date to the number of Series B Preferred Shares to be converted (as stipulated in the Series B Voluntary Conversion Notice).

(e)

Subject to the Law but notwithstanding any other provisions in these Articles, the Board shall be entitled to effect any conversion of the Series B Preferred Shares pursuant to a Series B Voluntary Conversion by re-designation, redemption, conversion and/or issue of new Common Shares or otherwise as the Board deems fit.

(f)

As soon as reasonably practicable and within 10 Business Days after the relevant Series B Voluntary Conversion Date, the Company shall take all steps necessary to register in the name of the Series B Voluntary Converting Holder the Common Shares issued or arising upon the Series B Voluntary Conversion and to issue the appropriate number of Common Shares to the Series B Voluntary Converting Holder in accordance with the relevant Series B Voluntary Conversion Notice, and forward to the Series B Voluntary Converting Holder by post to his address shown in the Register a definitive share certificate for the appropriate number of Common Shares, together with a new definitive share certificate representing any remaining Series B Preferred Shares held by such Series B Voluntary Converting Holder.

(g)

All rights attaching to a Series B Preferred Share (including, for the avoidance of doubt, any rights to accrued and unpaid Series B Preferred Dividends) shall automatically terminate in respect of the Series B Preferred Share which is converted pursuant to a Series B Voluntary Conversion with effect from the relevant Series B Voluntary Conversion Date.

(h)

Common Shares issued in connection with a Series B Voluntary Conversion will be credited as fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Series B Voluntary Conversion Date except for any dividends declared, made or payable before the date of issue. Fractions of Common Shares will not be issued on conversion and the Series B Preferred Shareholder’s entitlement to Common Shares will be rounded down to the nearest whole number of Common Shares.

(i)

The Series B Voluntary Converting Holder shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the Series B Preferred Shares into Common Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any Common Shares on the conversion of the Series B Preferred Shares into Common Shares.

(j)

Except in respect of a Series B Automatic Listing Conversion pursuant to Article 7.8 (Series B Automatic Listing Conversion), no Series B Preferred Shareholder may be compelled by the Company or any other shareholder in the Company (including any other Series B Preferred Shareholder) to convert any Series B Preferred Shares into Common Shares.

7.13	Appointment of Valuer

(a)

If any dispute arises concerning the calculation of the number of Common Shares to which a Series B Preferred Shareholder is entitled as a result of applying the relevant Series B Conversion Rate for the purposes of Articles 7.6, 7.7, 7.8 or 7.12, or as to the Series B Minimum Threshold for the purposes of Article 7.7, or an adjustment of the Series B Conversion Rate in accordance with Article 7.10, the Board shall refer the matter to the Valuer for determination who shall make available to all Series B Preferred Shareholders their report and whose certificate as to its determination or the amount of the adjustment is, in the absence of manifest error, conclusive and binding on all concerned and their costs shall be met by the Company. Save as expressly provided herein, the provisions of Article 13 shall apply to a Valuer appointed under this Article 7.13.

(b)

Any Valuer appointed under Article 7.13(a) shall be appointed by the Company and the Board has sole and exclusive discretion to agree the terms of the Valuer’s engagement and such terms and conditions as the Board agrees shall be binding on the Company and all shareholders. The Valuer’s appointment is effective upon its terms of engagement being agreed by the Valuer and the Board.

(c)	The Valuer shall be requested to reach its determination within an appropriate time period specified by the Board.

8.	Rights attaching to A Ordinary Shares and Common Shares

8.1	The A Ordinary Shares and the Common Shares shall entitle the holders thereof to the rights and shall be subject to the restrictions set out in Articles 8.2 to 8.9 below.

8.2	Voting rights attaching to A Ordinary Shares

The holders of the A Ordinary Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. Save as provided otherwise in the Law, each such holder, present in person or by proxy or by representative, shall be entitled on a show of hands to one (1) vote and on a poll to ten (10) votes for each A Ordinary Share held by him.

8.3	Voting rights attaching to Common Shares

Except as provided in Article 18, the holders of the Common Shares shall have the right to receive notice of and attend and vote and speak at any general meeting of the Company and shall be entitled to vote on any shareholder resolution of the Company. Save, as provided otherwise in the Law, each such holder present in person or by proxy or by representative shall be entitled on a show of hands to one vote and on a poll to one vote for each Common Share held by him.

8.4	Dividends

Subject to Article 5.6 (Equity Share capital) and following any payments made by the Company to the holders of the Preferred Shares (being the Series A Preferred Shares and the Series B Preferred Shares) pursuant to Article 6.3 (Series A Dividends) and Article 7.3 (Series B Dividends) (as applicable), any profits which the Company or Board may determine to distribute shall be distributed amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata according to the number of A Ordinary Shares and Common Shares held.

8.5	Capital

Subject to the Law, the assets of the Company available for distribution amongst its members after payment of its liabilities and following any payments made by the Company to the holders of Preferred Shares upon a Liquidation Event pursuant to Article 6.4(a) (Series A Capital) and Article 7.4(a) (Series B Capital), shall be applied amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata according to the number of A Ordinary Shares and Common Shares held.

8.6	Sale

In the event of a Sale, following any payments made by the Company to the holders of the Series A Preferred Shares pursuant to Articles 6.7 (Series A Automatic Sale Conversion), 6.8 (Sale) or 6.9 (Series A Discounted Sale) and to the holders of the Series B Preferred Shares pursuant to Articles 7.6 (Sale) or 7.7 (Series B Discounted Sale), the proceeds raised by such Sale shall be distributed amongst the holders of the A Ordinary Shares and Common Shares (equally as if they were one class of shares) pro rata according to the number of A Ordinary Shares and Common Shares held.

8.7	Transfer Conversion

(a)	In the event of a Transfer:

(i)

the relevant A Ordinary Shares that are the subject of such Transfer, shall, without further authority than is contained in these Articles, stand converted into such number (if any) of fully paid Common Shares, such that upon and after such Transfer the shares represent an equal number of Common Shares, without the need for surrender or exchange thereof.

(ii)

the Company shall enter the holder of the converted A Ordinary Shares (as the case may be) on the Register of the Company as the holder of the appropriate number of Common Shares and, subject to the relevant holder of A Ordinary Shares delivering its certificate(s) (or an indemnity for lost certificate in a form acceptable to the Board) in respect of the A Ordinary Shares, the Company shall, unless otherwise agreed with the relevant holder of the converted A Ordinary Shares, within 10 Business Days of the Transfer forward to such holder by post (at such holder’s sole risk) to his address shown on the Register in respect of such A Ordinary Shares, free of charge, a definitive certificate for the appropriate number of fully paid Common Shares.

(b)

The Company may, from time to time, establish such policies and procedures, not in violation of any applicable law or a provision in these Articles, relating to the conversion of A Ordinary Shares into Common Shares, including without limitation the issuance of share certificates in connection with any such conversion, as it may deem necessary or advisable. If the Company has reason to believe that a Transfer giving rise to a conversion of A Ordinary Shares into Common Shares has occurred but has not been reflected in the books and records of the Company, the Company may request that the holder of such shares furnish affidavits or such other evidence to the Company as it reasonably deems necessary to determine whether a conversion of A Ordinary Shares to Common Shares has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Company (in the manner provided in the request) to enable the Company to determine that no such conversion has occurred, any such shares of A Ordinary Shares, to the extent not previously converted, shall be automatically converted into Common Shares and the same shall thereupon be registered in the books and records of the Company. In connection with any action or resolution taken at a meeting or by written resolution, the Register shall be presumptive evidence as to who are the shareholders entitled to vote in person or by proxy at any meeting of shareholders or in connection with any written resolution and the classes of shares held by each such shareholder and the number of shares of each class held by such shareholder.

(c)

The holder of the A Ordinary Shares whose shares are being subject to conversion under this Article 8.7, shall pay to any relevant authority any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising on the conversion of the A Ordinary Shares into Common Shares, other than any taxes and capital, stamp, issue and registration duties (or any like or similar taxes or duties) arising in the Cayman Islands in respect of the issue and/or delivery of any Common Shares on the conversion of the Preferred Shares into Common Shares.

8.8	Pre-emption Procedure for A Ordinary Shares

(a)

Except as permitted in these Articles and for the avoidance of doubt, subject to Article 17.3, any holder of A Ordinary Shares who desires to transfer (or enter into an agreement to transfer) any interest in his A Ordinary Shares must first offer them to the holders of A Ordinary Shares. The offer may be in respect of all or part only of the shares held by the proposing transferor and shall be made by the proposing transferor by notice in writing to the Company (an “A Ordinary Transfer Notice”).

(b)

The A Ordinary Transfer Notice shall specify the number of A Ordinary Shares offered (the “A Ordinary Offered Shares”) and the name and address of the proposed transferee(s) (if any). Save where it is required or deemed to be given under Article 12 (Mandatory transfers), the A Ordinary Transfer Notice may contain a provision that, unless all the A Ordinary Offered Shares are sold under this Article, none shall be sold (“Total A Ordinary Transfer Condition”) and that provision shall have effect. The A Ordinary Transfer Notice shall constitute the directors as the agent of the proposing transferor for the sale of the A Ordinary Offered Shares at the A Ordinary Sale Price. Save for as set out in Article 13.6 (Valuation), an A Ordinary Transfer Notice may not be varied or revoked.

(c)	The “A Ordinary Sale Price” means:

(i)

in the case of a deemed A Ordinary Transfer Notice under a mandatory transfer under Article 12, the Market Price as at the date of the deemed A Ordinary Transfer Notice as agreed between the transferor and the Board save that if agreement is not reached within 10 Business Days of the day on which the A Ordinary Transfer Notice is deemed to be given, either the transferor or the Board may refer determination of the Market Price to a Valuer; and

(ii)

in all other cases, the price specified in the A Ordinary Transfer Notice by the proposing transferor or, if none is specified, the Market Price as at the date of the A Ordinary Transfer Notice as agreed between the transferor and the Board save that if agreement is not reached within 10 Business Days of the day on which the A Ordinary Transfer Notice is given, either the transferor or the Board may refer determination of the Market Price to a Valuer.

(d)

As soon as practicable after the determination of the A Ordinary Sale Price (and provided the A Ordinary Transfer Notice has not been withdrawn in accordance with Article 13.6 (Valuation)), the directors shall give notice to all holders of A Ordinary Shares (other than the proposing transferor), including the number and a description of the A Ordinary Offered Shares, the A Ordinary Sale Price and whether or not the A Ordinary Offered Shares are subject to a Total A Ordinary Transfer Condition. The notice shall invite each holder of A Ordinary Shares to state in writing to the Company within 20 Business Days of such notice being given whether he/she/it is willing to purchase any of the remaining A Ordinary Offered Shares, and if so the maximum number. The directors shall at the same time give a copy of the notice to the proposing transferor.

(e)

On the expiration of the 20 Business Day period the directors shall allocate the A Ordinary Offered Shares to or amongst the holders of the A Ordinary Shares who have accepted the invitation (“A Ordinary Pre-emption Purchasers”) and such allocation shall be made so far as practicable as follows:

(i)

to the holders of the A Ordinary Shares (only) pro rata to their existing holdings of A Ordinary Shares but so that the number allocated shall not exceed the maximum which such holders have expressed a willingness to purchase;

(ii)	if the A Ordinary Transfer Notice contains a valid Total A Ordinary Transfer Condition, no allocation will be made unless all the A Ordinary Offered Shares are allocated.

(f)

the allocation being made, the directors shall give details of the allocation in writing to the proposing transferor and each A Ordinary Pre-emption Purchaser and, on the 5th Business Day after such details are given, the A Ordinary Pre-emption Purchasers to whom the allocation has been made shall be bound to pay the A Ordinary Sale Price for, and to accept a transfer of, the A Ordinary Offered Shares allocated to them respectively and the proposing transferor shall be bound, on payment of the A Ordinary Sale Price, to transfer the A Ordinary Offered Shares to the respective A Ordinary Pre-emption Purchasers to whom the allocation has been made.

(g)

If the proposing transferor after becoming bound to transfer any or all of the A Ordinary Offered Shares fails to do so, the Company may receive the A Ordinary Sale Price and the directors may appoint a person (acting as agent for the transferor(s)) to execute instruments of transfer of the A Ordinary Offered Shares in favour of the A Ordinary Pre-emption Purchasers to whom the allocation has been made and shall (subject only to stamping of the transfers, if required) cause the names of those A Ordinary Pre-emption Purchasers to be entered in the Register as the holders of the A Ordinary Offered Shares and shall hold the A Ordinary Sale Price on trust for the proposing transferor. The receipt of the Company shall be a good discharge to those A Ordinary Pre-emption Purchasers and, after their names have been entered in the Register under this provision, the validity of the transactions shall not be questioned by any person.

(h)

If, following the expiry of the 20 Business Day period referred to in Article 8.8(d) above, any of the A Ordinary Offered Shares have not been allocated under that Article, the proposing transferor may at any time within a period of three (3) months after the expiry of the 20 Business Day period transfer the A Ordinary Offered Shares not allocated to any person and at any price (being not less than the A Ordinary Sale Price) provided that:

(i)

the transferee is a person (or nominee for a person) who or which the Board determines in its absolute discretion is not a competitor with, or associated with a competitor with, the business of any Group Company;

(ii)

if the A Ordinary Transfer Notice contained a Total A Ordinary Transfer Condition, he shall not be entitled to transfer any of the A Ordinary Offered Shares unless in aggregate all the A Ordinary Offered Shares are so transferred;

(iii)

the directors may require to be satisfied that those shares are being transferred under a bona fide sale for the consideration stated in the transfer without any deduction, rebate or allowance to the proposed purchaser and, if not so satisfied, may refuse to register the instrument of transfer (without prejudice, however, to the directors’ absolute discretion to refuse to approve or register any transfer of shares in the circumstances described in Article 17 (Registration)); and

(iv)

the transferor has not failed or refused to provide promptly information available to him and reasonably requested by the directors for the purpose of enabling them to form the opinions mentioned in this Article 8.8.

(i)	The Company is authorised to purchase its own A Ordinary Shares pursuant to Section 37(2) of the Law.

8.9	Pre-emption Procedure for Common Shares

(a)

Except as permitted in these Articles and for the avoidance of doubt, subject to Article 17.3 (Registration), any holder of Common Shares who desires to transfer (or enter into an agreement to transfer) any interest in its Common Shares must first offer them to the holders of the A Ordinary Shares and the Common Shares (as if they were one class of shares). The offer may be in respect of all or part only of the Common Shares held by the proposing transferor and shall be made by the proposing transferor by notice in writing to the Company (a “Common Transfer Notice”).

(b)

The Common Transfer Notice shall specify the number of Common Shares offered (the “Common Offered Shares”) and the name and address of the proposed transferee(s) (if any). Save where it is required or deemed to be given under Article 12 (Mandatory transfers), the Common Transfer Notice may contain a provision that, unless all the Common Offered Shares are sold under this Article 8.9, none shall be sold (“Total Common Transfer Condition”) and that provision shall have effect. The Common Transfer Notice shall constitute the directors as the agent of the proposing transferor for the sale of the Common Offered Shares at the Common Sale Price. Save for as set out in Article 13.6 (Valuation), a Common Transfer Notice may not be varied or revoked.

(c)	The “Common Sale Price” means:

(i)

in the case of a deemed Common Transfer Notice under a Mandatory transfer, the Market Price as at the date of the deemed Common Transfer Notice as agreed between the transferor and the Board save that if agreement is not reached within 10 Business Days of the day on which the Common Transfer Notice is deemed to be given, either the transferor or the Board may refer determination of the Market Price to a Valuer; and

(ii)

in all other cases, the price specified in the Common Transfer Notice by the proposing transferor or, if none is specified, the Market Price as at the date of the Common Transfer Notice as agreed between the transferor and the Board save that if agreement is not reached within 10 Business Days of the day on which the Common Transfer Notice is given, either the transferor or the Board may refer determination of the Market Price to a Valuer.

(d)

As soon as practicable after the determination of the Common Sale Price (and provided the Common Transfer Notice has not been withdrawn in accordance with Article 13.6 (Valuation), the directors shall give notice to all holders of the A Ordinary Shares and the Common Shares (other than the proposing transferor (if applicable)) of the number and description of the Common Offered Shares, the Common Sale Price and whether or not the Common Offered Shares are subject to a Total Common Transfer Condition. The notice shall invite each of the holders of A Ordinary Shares and the Common

Shares to state in writing to the Company within 20 Business Days of such notice being given whether it is willing to purchase any of the remaining Common Offered Shares, and if so the maximum number. The directors shall at the same time give a copy of the notice to the proposing transferor.

(e)

On the expiration of the 20 Business Day period the directors shall allocate the remaining Common Offered Shares to or amongst the holders of the A Ordinary Shares and the Common Shares who have accepted the invitation (“Common Pre-emption Purchasers”) and such allocation shall be made so far as practicable as follows:

(i)

to the holders of A Ordinary Shares and the Common Shares on a pari passu basis (as if they were one class of shares) pro rata to their existing holdings of A Ordinary Shares and the Common Shares but so that the number allocated shall not exceed the maximum which such holders have expressed a willingness to purchase; and

(ii)	if the Common Transfer Notice contains a valid Total Common Transfer Condition, no allocation will be made unless all the Common Offered Shares are allocated.

(f)

On the allocation being made, the directors shall give details of the allocation in writing to the proposing transferor and each Common Pre-emption Purchaser and, on the 5th Business Day after such details are given, the Common Pre-emption Purchasers to whom the allocation has been made shall be bound to pay the Common Sale Price for, and to accept a transfer of, the Common Offered Shares allocated to them respectively and the proposing transferor shall be bound, on payment of the Common Sale Price, to transfer the Common Offered Shares to the respective Common Pre-emption Purchasers to whom the allocation has been made.

(g)

If the proposing transferor after becoming bound to transfer any or all of the Common Offered Shares fails to do so, the Company may receive the Common Sale Price and the directors may appoint a person (acting as agent for the transferor(s)) to execute instruments of transfer of the Common Offered Shares in favour of the Common Pre-emption Purchasers to whom the allocation has been made and shall (subject only to stamping of the transfers, if required) cause the names of those Common Pre-emption Purchasers to be entered in the Register as the holders of the Common Offered Shares and shall hold the Common Sale Price on trust for the proposing transferor. The receipt of the Company shall be a good discharge to those Common Pre-emption Purchasers and, after their names have been entered in the Register under this provision, the validity of the transactions shall not be questioned by any person.

(h)

If, following the expiry of the 20 Business Day period referred to in Article 8.9(e) above, any of the Common Offered Shares have not been allocated under that Article, the proposing transferor may at any time within a period of 3 months after the expiry of the 20 Business Day period transfer the Common Offered Shares not allocated to any person and at any price (being not less than the Common Sale Price) provided that:

(i)

the transferee is a person (or nominee for a person) who or which the Board determines in its absolute discretion is not a competitor with, or associated with a competitor with, the business of any Group Company;

(ii)

if the Common Transfer Notice contained a Total Common Transfer Condition, he shall not be entitled to transfer any of the Common Offered Shares unless in aggregate all the Common Offered Shares are so transferred;

(iii)	the directors may require to be satisfied that those shares are being transferred under a bona fide sale for the consideration stated in the transfer without any deduction, rebate or allowance to the proposed purchaser and, if not so satisfied, may refuse to register the instrument of transfer (without prejudice, however, to the directors’ absolute discretion to refuse to approve or register any transfer of shares in the circumstances described in Article 17 (Registration)); and

(iv)

the transferor has not failed or refused to provide promptly information available to him and reasonably requested by the directors for the purpose of enabling them to form the opinions mentioned in this Article 8.9.

(i)	The Company is authorised to purchase its own Common Shares pursuant to Section 37(2) of the Law.

9.	Further issues of shares

9.1

Subject to these Articles, unless otherwise agreed by a special resolution of the holders of the A Ordinary Shares and the Preferred Shares (as if they were one class of shares) passed after the date of adoption of these Articles, any Relevant Securities to be granted or allotted by the Company shall first be offered to the holders of the A Ordinary Shares and Preferred Shares (as if they were one class of shares) by way of written offer in the same proportion as nearly as possible as the nominal amount of their existing holding of A Ordinary Shares and Preferred Shares bears to the total nominal amount of the A Ordinary Shares and Preferred Shares in issue and such offers shall be open for acceptance for not less than 14 days from the latest date of despatch of the written offer to the holders of the A Ordinary Shares and Preferred Shares.

9.2

The Board shall notify each holder of A Ordinary Shares and Preferred Shares who applied for Relevant Securities of the number of Relevant Securities that have been allocated and the persons to whom they have been allocated. The notification shall include the place and time (being not later than 14 days after the latest date by which applications had to be received) at which the allotment of the Relevant Securities shall be completed.

9.3

Any Relevant Securities not accepted or subscribed for by the holders of the A Ordinary Shares and Preferred Shares shall be at the disposal of the directors who may (within a period of 3 months from the end of the last offer period under Article 9.1 (Further issues of shares) allot, grant options over or otherwise dispose of the same to such persons at a price per share and on terms no less favourable than that/those at which the same were offered to the holders of A Ordinary Shares and Preferred Shares, and otherwise on such terms as they think proper.

9.4	The provisions of this Article 9 shall not apply to the issue of A Ordinary Shares arising on a Series A Voluntary Conversion, Automatic Sale Conversion or a Series A Automatic Listing Conversion.

9.5	The provisions of this Article 9 shall not apply to the issue of Common Shares arising on a Series B Voluntary Conversion or a Series B Automatic Listing Conversion.

10.	Dispute

In the event of disagreement as to whether any dividend, shares or Relevant Securities shall be due under the provisions of these Articles to the holders of any class of share capital in the Company, or as to the amount of such dividend or number of such shares or Relevant Securities, any such disagreement shall be referred to the auditor of the Company or, if no auditor is appointed or the auditor should decline to act for this purpose, to an umpire (acting as expert and not as arbitrator) nominated by the parties concerned (or in the event of disagreement as to nomination by the President for the time being of the Institute of Chartered Accountants in England and Wales on application by any such party) whose decision shall be final and binding (save in the case of fraud or manifest error) and the costs of such umpire shall be borne equally by the parties to the dispute.

11.	Permitted transfers

11.1	Transfers to Privileged Relations, Family Trusts and nominees

(a)

Any member being an Employee may at any time transfer the shares in the capital of the Company held by him to a Privileged Relation (who may transfer such shares without restriction to the original member or to another Privileged Relation of the original member but any other transfer by the Privileged Relation shall be subject to the same restrictions as though they were transfers by the original member himself) or the trustees of his Family Trust.

(b)	The trustees of a Family Trust may transfer shares held by them in their capacity as trustees:

(i)	on a change of trustees, to the new trustees of that Family Trust;

(ii)	to a person who has an immediate beneficial interest under the Family Trust; or

(iii)	to another Family Trust which has the same member as settlor.

(c)

Shares may be transferred by a member to a person to hold such shares as his bare nominee and the nominee may transfer such shares without restriction to the original member or to another bare nominee of such original member but any other transfers by the nominee shall be subject to the same restrictions as though they were transfers by the original member himself.

11.2	Transfers by corporate shareholders

A corporate member may at any time transfer shares to another member of its Wholly-owned Group.

11.3	Transfers with consent or otherwise in accordance with Articles

A transfer of shares may be made to any person with the consent of the Board or in accordance with (a) the pre-emption procedure in Article 6.15 (in respect of Series A Preferred Shares), Article 8.8 (in respect of A Ordinary Shares) and Article 8.9 (in respect of Common Shares) or (b) the transfer provisions of Article 6.8 and Article 7.7.

11.4	Transfers to and from the Employee Trust

Any member may at any time transfer shares to the trustees of the Employee Trust and the trustees of the Employee Trust may transfer any shares:

(a)	upon change of trustees, to the new or remaining trustee or trustees for the time being of the Employee Trust; and

(b)	to any bona fide Employees on their becoming entitled to the same under the terms of the Employee Trust.

11.5	Transfer between A Ordinary Shareholders

Any holder of A Ordinary Shares in the Company may at any time transfer some or all of its A Ordinary Shares held by him/her in the Company to another holder of A Ordinary Shares in the Company.

11.6	Transfers to charitable organisations

Any holder of shares which is a tax exempt organisation (as described in Section 501(c)(3) of the Code) (the “transferor charitable organisation”) may transfer any of its shares:

(a)	to any successor charitable organisation of it provided such charitable organisation is a tax exempt organisation (as described in section 501(c)(3) of the Code); or

(b)

to a charitable organisation (“qualifying charitable organisation”) which is a tax exempt organisation (as described in section 501(c)(3) of the Code) provided that such qualifying charitable organisation is controlled (as defined in the Code) by one or more trustees of the transferor charitable organisation.

11.7

No transfer pursuant to this Article 11 shall be permitted if such transfer would violate the registration provisions of the US Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction.

12.	Mandatory transfers

12.1	Transfer if trust ceases to be a Family Trust

If any trust whose trustees hold shares in the capital of the Company ceases to be a Family Trust or there cease to be any beneficiaries of the Family Trust other than a charity or charities, then the trustees shall without delay notify the Company that such event has occurred and, if the trustees have not, within 14 days of receiving a request from the Board to do so, transferred the shares back to the settlor of that Family Trust or a Privileged Relation or another Family Trust of the settlor, they shall be deemed to have served the Company with a Transfer Notice in respect of all such shares on the date on which the trust ceased to be a Family Trust or the date there ceased to be any beneficiaries other than a charity or charities (as appropriate) and such shares may not otherwise be transferred.

12.2	Transfer if shares cease to be held by a Privileged Relation

If a Privileged Relation holding shares transferred to him under Article 11.1 (Transfers to Privileged Relations, Family Trusts and nominees) ceases to be a Privileged Relation of the original member who held them (other than by reason of death), the Privileged Relation then holding the shares shall without delay notify the Company that this event has occurred and, if the Privileged Relation has not, within 14 days of receiving a request from the Board to do so, transferred the shares back to the original member or another Privileged Relation or Family Trust of original member, shall be deemed to have served the Company with a Transfer Notice in respect of all such shares as at the date on which he ceased to be a Privileged Relation and such shares may not otherwise be transferred.

12.3	Transfer on change of control of corporate member

(a)

If a corporate member holding shares transferred to it under Article 11.2 (Transfers by corporate shareholders) ceases to be a member of the same Wholly-owned Group as the original corporate member who held them, the corporate member then holding those shares shall without delay notify the Company that this event has occurred and, if it has not, within 14 days of receiving a request from the Board to do so, transferred such shares either (i) back to the original corporate member or (ii) to a member of the Wholly-owned Group, that corporate member shall be deemed to have served the Company with a Transfer Notice in respect of all such shares as at the date on which it ceased to be a member of the relevant Wholly-owned Group and such shares may not otherwise be transferred.

(b)

If there is a change in the Controller (or, if more than one, any of them) of a corporate member or any holding company of a corporate member then that member shall notify the Company that such event has occurred and (if the Board so resolves within 14 days thereafter) it shall be deemed to have served the Company with a Transfer Notice in respect of all shares then held by it as at the date on which the change in Controller occurred and such shares may not otherwise be transferred.

Transfer on death or bankruptcy of member

12.4

A person entitled to a share or shares in consequence of the death of a member shall be required to produce evidence of entitlement to the shares as the directors may properly require and may, subject to these Articles, become the holder of those shares.

12.5	A person entitled to a share or shares in consequence of the bankruptcy of a member:

(a)

shall be bound at any time, if and when required in writing by the directors so to do, to give a Transfer Notice in respect of such share(s), and if such person fails to give a Transfer Notice, he shall be deemed to have served the Company with a Transfer Notice in respect of all such share(s) on the date of the directors’ request; and

(b)	shall be bound by any notice given to the member in respect of the shares.

12.6	Transfer on insolvency of corporate member

If a corporate member either suffers or resolves for the appointment of a liquidator, administrator or administrative or other receiver over it or any material part of its assets or enters into an arrangement with its creditors, the relevant member shall be deemed to have given a Transfer Notice in respect of all the shares held by it as at the date of such liquidation, administration, administrative or other receivership or arrangement.

12.7	Deemed Transfer Notice

Save where these Articles expressly provide otherwise, if in any case under the provisions of these Articles:

(a)	the directors require a Transfer Notice to be given in respect of any shares; or

(b)	a person has become bound to give a Transfer Notice in respect of any shares,

and such a Transfer Notice is not duly given within a period of two weeks of demand being made or within the period allowed thereafter respectively a Transfer Notice shall be deemed to have been given at the expiration of such period.

12.8	Effect on share rights

(a)	The provisions of this Article 12.8 (Effect on share rights) apply:

(i)

from the date of the Transfer Notice or deemed Transfer Notice to any shares which become subject to a Transfer Notice or deemed Transfer Notice served under the provisions of this Article 12 (Mandatory transfers); and

(ii)

from the date of issue to any shares issued to the proposed transferor under a Transfer Notice or deemed Transfer Notice served under the provisions of this Article 12 (Mandatory transfers) where such shares are issued after the date of such Transfer Notice or deemed Transfer Notice (whether by virtue of the exercise of any right or option granted or arising by virtue of the holding of the shares or otherwise).

(b)

Any shares to which this Article 12.8 (Effect on share rights) applies shall cease to confer the right to be entitled to receive notice of or to attend or vote at any general meeting or on any written resolution of the Company or at any meeting or on any written resolution of the holders of any class of shares in the capital of the Company and such shares shall not be counted in determining the total number of votes which may be cast at any such meeting or required for the purposes of a written resolution of any members or class of members or any consent under these Articles or otherwise. Such rights shall be restored immediately upon a Sale, a Listing or the Company registering a transfer of the relevant shares pursuant to these Articles.

13.	Valuation

13.1

Except as provided in Article 6.13 (Appointment of Valuer) or Article 7.13 (Appointment of Valuer), any Valuer is deemed to be appointed jointly by the Company and the relevant transferor or shareholder but the Board has sole and exclusive discretion to agree the terms of the Valuer’s engagement and such terms and conditions as the Board agrees shall be binding on the Company and the relevant transferor or shareholder, provided they are not contradictory or irrational. Any director authorised by the Board shall be entitled to sign such terms on behalf of the Company and the relevant transferor or shareholder. If the Valuer is the auditor of the Company, its appointment is effective upon it agreeing to act for this purpose. In any other case, the Valuer’s appointment is effective upon its terms of engagement being agreed by the Valuer and the Board.

13.2

Any Valuer appointed under these Articles shall be considered to be acting as an expert and not as an arbitrator and its decision shall be final and binding on the parties (in the absence of fraud or manifest error).

13.3	The Board will give the Valuer access to all accounting records or other relevant documents of the Company subject to it agreeing such confidentiality provisions as the Board may reasonably impose.

13.4

Except as provided in Article 6.13 (Appointment of Valuer) or Article 7.13 (Appointment of Valuer), the Valuer shall be requested to reach its determination within 20 Business Days of its appointment and to notify the Board of its determination. The Board shall deliver a copy of the determination to the relevant transferor(s) or shareholder(s) (or their agent) as soon as reasonably practicable after receipt.

13.5	Except as provided in Article 6.13 (Appointment of Valuer) or Article 7.13 (Appointment of Valuer) the fees, expenses and any other charges of the Valuer in respect of a valuation shall be borne:

(a)

by the Company if the last price proposed by the Board before the matter was referred to the Valuer is lower than the price certified by the Valuer by ten per cent (10%) or more of such certified price; and

(b)	otherwise, as to fifty per cent (50%) by the relevant transferor(s) or shareholder(s) and fifty per cent (50%) by the Company.

13.6

Save where the valuation relates to a Transfer Notice which is required or deemed to be given under Article 12 (Mandatory Transfers), the transferor may revoke the Transfer Notice by written notice to the Company within 5 Business Days of the service on him (or his agent) of the Valuer’s determination.

14.	Variation of class rights

14.1

Except as provided in Article 6.14 (Series A Preferred Approval Rights) and Article 7.11 (Series B Preferred Approval Rights) whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied in such manner (if any) as may be provided by those rights or with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of those shares.

14.2	All the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting.

14.3

Unless otherwise expressly provided by the terms of their issue, the rights attached to any class of shares shall not be deemed to be varied or abrogated by the purchase by the Company of any of its own shares.

15.	Drag along

15.1

If at any time the holders of 75 per cent (75%) or more of the A Ordinary Shares in issue for the time being (including, for the avoidance of doubt, any A Ordinary Shares arising from the conversion of any Series A Preferred Shares under Article 6.7) (the “Majority Sellers”) wish to effect a transfer in respect of all their interest in the A Ordinary Shares (the “Majority Sellers’ Shares”) to a bona fide purchaser or purchasers Acting in Concert (as the case may be) (the “Third Party Purchaser”), the Majority Sellers shall have the option (the “Exit Option”) to require:

(a)	all the other holders of shares; and

(b)	any holders of any options or other rights to acquire or convert an interest into shares (which is fully and unconditionally exercisable) to exercise them,

(together the “Called Shareholders”) to sell and transfer all their shares (including those allotted pursuant to such exercise or conversion) (the “Called Shares”) to the Third Party Purchaser or as the Third Party Purchaser shall direct in accordance with the provisions of Articles 15.3 to 15.9 below.

15.2	Notwithstanding Article 15.1:

(a)

no Series A Preferred Shareholder may be required to transfer its Series A Preferred Shares under the Exit Option for a price that is less than the Series A Minimum Threshold, unless the Series A Preferred Shareholders have consented to the relevant Sale in accordance with Article 6.9 (Series A Discounted Sale); and

(b)

no Series B Preferred Shareholder may be required to transfer its Series B Preferred Shares under the Exit Option for a price that is less than the Series B Minimum Threshold, unless the Series B Preferred Shareholders have consented to the relevant Sale in accordance with Article 7.7 (Series B Discounted Sale).

15.3

The Majority Sellers may exercise the Exit Option by giving a written notice to that effect (an “Exit Notice”) at any time before the transfer of the Majority Sellers’ Shares to the Third Party Purchaser. An Exit Notice shall specify that the Called Shareholders are required to transfer all their Called Shares pursuant to this Article, the person to whom they are to be transferred, the consideration for which the Called Shares are to be transferred (calculated in accordance with this Article) and the proposed date of transfer.

15.4

Exit Notices shall be irrevocable but shall lapse if for any reason there is not a sale of the Majority Sellers’ Shares by the Majority Sellers to the Third Party Purchaser within 30 Business Days after the date of service of the Exit Notice. The Majority Sellers shall be entitled to serve further Exit Notices following the lapse of any particular Exit Notice.

15.5

Subject to Article 15.2, the Called Shares shall be acquired on the same terms and conditions (including time of payment and form of consideration whether cash or otherwise) for which the Majority Sellers shall have agreed to sell the Majority Sellers’ Shares.

15.6	Completion of the sale of the Called Shares shall take place on the same date as the date proposed for completion of the sale of the Majority Sellers’ Shares unless:

(a)	the Majority Sellers agree otherwise; or

(b)	that date is less than three Business Days after the Exit Notice where it shall be deferred until the third Business Day after the Exit Notice.

15.7

Any restriction in respect of the transfer of shares pursuant to these Articles shall not arise on any transfer of shares to a Third Party Purchaser (or as they may direct) pursuant to a sale in respect of which an Exit Notice has been duly served in accordance with Article 15.3.

15.8

If any Called Shareholder fails to complete the sale of his Called Shares in accordance with this Article 15, he shall be deemed to have irrevocably appointed any person nominated for the purpose by the Majority Sellers to be his agent to execute all necessary transfer(s), power(s) of attorney relating to the rights attached to his Called Shares and indemnities for missing share certificate(s) on his behalf and, against receipt by the Company of the purchase monies or any other consideration payable for the Called Shares (held on trust for the relevant Called Shareholder), to deliver such transfer(s), power(s) and indemnities to the Third Party Purchaser (or as he may direct). The directors shall (subject only to stamping of the transfers, if required) immediately register the Third Party Purchaser (or as he may direct) as the holder of the relevant Called Shares. After the Third Party Purchaser (or his nominee) has been registered as the holder of the relevant Called Shares, the validity of such proceedings shall not be questioned by any person. It shall be no impediment to registration of shares under this Article 15 that no share certificate has been produced and the Company shall have the discretion whether or not to pay the consideration due.

15.9

Upon any person, following the issue of an Exit Notice which has not lapsed, exercising a pre-existing option to acquire shares, whether or not such person is registered as a member of the Company, an Exit Notice shall be deemed to have been served upon such person on the same terms as the previous Exit Notice who shall thereupon be bound to sell and transfer all such shares acquired by him to the Third Party Purchaser or as the Third Party Purchaser may direct and the provisions of this Article 15 shall apply mutatis mutandis to such person save that completion of the sale of such shares shall take place immediately upon the Exit Notice being deemed served on such person where completion of the transfer of the Called Shares has already taken place.

16.	Tag along

16.1

If at any time the Majority Sellers wish to transfer the Majority Sellers’ Shares to a Third Party Purchaser, then, unless an Exit Notice has been served in accordance with Article 15.3 (Drag Along), the Majority Sellers must serve a written notice (a “Tag Along Notice”) on (i) all the remaining shareholders of the Company (including, for the avoidance of doubt, all the Preferred Shareholders) and (ii) all holders of any options or other rights to acquire or convert an interest into shares (which is fully and unconditionally exercisable) prior to (and as a condition of) the transfer of the Majority Sellers’ Shares to the Third Party Purchaser or as the Third Party Purchaser may direct (the “Remaining Shareholders”).

16.2	The Tag Along Notice must include the following information:

(a)	a statement confirming that the Majority Sellers are selling all of the Majority Sellers’ Shares to the Third Party Purchaser;

(b)

confirmation of the consideration agreed with the Third Party Purchaser and all other terms and conditions of the proposed Sale, (including time of payment and form of consideration whether cash or otherwise);

(c)	the date on which the consideration is expected to be payable; and

(d)	the contact details of the representative of the Majority Sellers (the “Majority Sellers’ Representative”) .

16.3

The effect of the service of a Tag Along Notice is to entitle each of the Remaining Shareholders to require that the Third Party Purchaser offers to purchase all (but not part only) of the Remaining Shareholder’s shares at the same price as is set out in the Tag Along Notice and any sale by the Majority Sellers to the Third Party Purchaser shall be conditional on such an offer being made.

16.4

Subject to the provisions of Articles 6.7 (Series A Automatic Sale Conversion), 6.8 (Sale), 6.9 (Series A Discounted Sale), 7.6 (Sale) or 7.7 (Series B Discounted Sale), each Remaining Shareholder must notify the Majority Sellers’ Representative in writing whether it elects to sell its shares to the Third Party Purchaser on the terms set out in the Tag Along Notice, within ten Business Days of receipt of the Tag Along Notice, (and if it does not respond within that period, it shall be deemed to have declined the offer). If a Remaining Shareholder does so elect, it is bound to sell its shares to the Third Party Purchaser at the same time as the Majority Sellers sells the Majority Sellers’ Shares to the Third Party Purchaser and the provisions of Articles 15.6 to 15.8 (Drag Along) shall apply mutatis mutandis to this sale.

17.	Registration

17.1

The directors shall refuse to register a transfer to an Employee or prospective Employee until such Employee has made an election pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom, in the form prescribed by HMRC, to elect that the market value of the shares or securities covered by the election is to be calculated as if the shares or securities were not restricted and that Sections 425 to 430, Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom do not apply to such shares or securities.

17.2

Subject to Article 17.3, the directors may in their absolute discretion refuse to register a transfer of any share, whether or not it is a fully paid share and whether or not the Company has a lien on such share (save that (in the absence of fraud) the directors shall have no such discretion in respect of and shall register a transfer of shares made under or permitted by Articles 11 (Permitted transfers) to 13 (Valuation) (inclusive)).

17.3	The directors may not decline to register, nor suspend registration of, any transfer of shares:

(a)	in favour of any transferee (or their nominee) where the transfer of shares is made by way of security over the shares; or

(b)	executed pursuant to any rights of the holder of security over the shares.

A certificate of the holder of security over the shares being so transferred will be conclusive evidence of those facts.

17.4

For the purposes of ensuring that a transfer of shares is duly authorised or that no circumstances have arisen whereby a Transfer Notice is required to be given the directors may at the Company’s expense request any member or past member or the personal representative or trustee in bankruptcy, administrative receiver or liquidator or administrator of any member or any person named as transferee in any instrument of transfer lodged for registration to furnish to the Company such information and evidence as the directors may reasonably think fit regarding any matter which they may deem relevant to such purpose.

17.5

Failing such information or evidence being furnished to the reasonable satisfaction of the directors within 10 Business Days after such request or if such information or evidence discloses that the transfer was made in breach of these Articles (including that a Transfer Notice ought to have been given in respect of any shares):

(a)	the directors shall be entitled to refuse to register the transfer in question;

(b)	the relevant shares shall cease to confer upon the holder of them (or any proxy) any rights:

(i)

to vote on a show of hands or poll at a general meeting of the Company or at any meeting of the class of shares in question or on any written resolution of the Company or the class of shares in question; or

(ii)	to receive dividends or other distributions otherwise attaching to the shares or to receive any further shares issued in respect of those shares; and

(c)	the directors may by notice in writing require that a Transfer Notice be given forthwith in respect of all the shares concerned.

17.6	Any transfer of a share by way of sale which is required to be made under these Articles will be deemed to include a warranty that the transferor sells with full title guarantee.

17.7	No share shall be issued or transferred to any undischarged bankrupt or a person who lacks mental capacity.

Founder Directors

18.	The Founder Directors

18.1

The holder(s) of the majority of the A Ordinary Shares shall be entitled to nominate and have appointed (and remove and replace) by written notice to the Company such person(s) each to be a director of any Group Company such that such person(s) (each a “Founder Director”) form a majority in number of the directors of any such Group Company.

18.2

On any resolution to remove a Founder Director, any shares nominated by Ron Zwanziger shall together carry at least one vote in excess of seventy five per cent (75%) of the votes exercisable in respect of that resolution at the general meeting at which such resolution is to be proposed or in respect of the total voting rights of members eligible to vote on that resolution if proposed as a written resolution.

PART B

Directors and Secretary

Number and appointment of directors

19.	Number of directors

19.1	The number of directors (other than alternate directors) shall not be less than 1.

20.	Methods of appointing directors

20.1	Subject to these Articles, any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)	by ordinary resolution; or

(b)	by a decision of the directors.

20.2

In any case where, as a result of death or bankruptcy, the Company has no shareholders and no directors, the transmittee of the last shareholder to have died or to have had a bankruptcy order made against him, as the case may be, shall have the right, by notice in writing to the Company, to appoint any one person to be a director, provided such person is a natural person and provided such person is willing to be so appointed and is otherwise permitted by law to be a director of the Company.

20.3

For the purposes of Article 20.2 (Methods of appointing directors), where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.

21.	Termination of director’s appointment

A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Law or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)

by reason of that person’s mental health, a court having jurisdiction (whether in the Cayman Islands or elsewhere) makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; or

(g)

save in the case of a Founder Director, that person has, for more than six consecutive months, been absent without permission of the directors from meetings of directors held during that period and the directors make a decision that that person’s office be vacated.

Directors’ powers and responsibilities

22.	Directors’ general authority

22.1	Subject to these Articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

23.	Shareholders’ reserve power

23.1	The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

23.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

24.	Directors may delegate

24.1	Subject to these Articles, the directors may delegate any of the powers which are conferred on them under these Articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions,

as they think fit (including whether any such delegation shall be made either collaterally with or to the exclusion of the powers otherwise conferred on the directors under these Articles).

24.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

24.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

25.	Committees

25.1

Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of these Articles which govern the taking of decisions by directors.

25.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from these Articles if they are not consistent with them.

25.3

Committees to whom the directors delegate any of their powers may consist of one or more co-opted persons other than directors on whom voting rights may be conferred as members of the committee but so that:

(a)	the number of co-opted members of the committee shall be less than one-half of the total number of members of the committee;

(b)	no resolution of the committee shall be effective unless a majority of the members of the committee voting on the resolution are directors; and

(c)	Founder Directors constitute a majority in number of such directors on any such committee.

Decision-making by directors

26.	Directors to take decisions collectively

26.1

The general rule about decision-making by directors is that, save as otherwise provided for in these Articles, any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with Article 27 (Unanimous decisions).

26.2	At any meeting of the directors each director (or his alternate director) present at the meeting shall be entitled to one vote.

27.	Unanimous decisions

27.1

A decision of the directors is taken in accordance with this Article when all eligible directors indicate to each other by any means, excluding the means of text messaging, that they share a common view on a matter.

27.2

Such a decision may take the form of a resolution in writing, where each eligible director has signed one or more copies of it or to which each eligible director has otherwise indicated agreement in writing.

27.3	A decision may not be taken in accordance with this Article if the eligible directors would not have formed a quorum at a directors’ meeting held to discuss the matter in question.

28.	Calling a directors’ meeting

28.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the Company secretary (if any) to give such notice.

28.2	Notice of any directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

28.3	Save as otherwise provided in these Articles or with the unanimous consent of all directors, notice of a directors’ meeting must be given to each director, but need not be in writing.

28.4	Save with the unanimous consent of all directors, at least five (5) Business Days’ notice of each directors’ meeting shall be given in accordance with these Articles.

28.5

Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than five (5) Business Days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

29.	Participation in directors’ meetings

29.1	Subject to these Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with these Articles; and

(b)

they can each communicate orally including by means of telephone, video conference or other audio or audio-visual link or any other form of telecommunication to the others any information or opinions they have on any particular item of the business of the meeting.

29.2

In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other, provided that all persons participating in the meeting can hear each other.

29.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

30.	Quorum for directors’ meetings

30.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

30.2

The quorum necessary for the transaction of business of the directors is one (1) eligible director, provided that, save to the extent that the holder(s) of the majority of the A Ordinary Shares has waived such requirement in writing, such director is a Founder Director, save that:

(a)	where there is a sole director, the quorum is one; and

(b)

where the business to be transacted at the meeting is authorisation of a Conflict Situation of a Founder Director pursuant to Article 33 (Authorisation of conflicts of interest), the quorum is one eligible director and that Founder Director’s presence is not required to constitute a quorum.

30.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)	to appoint further directors; or

(b)	to call a general meeting so as to enable the shareholders to appoint further directors.

31.	Chairing of directors’ meetings

31.1	The directors may appoint a director to chair their meetings.

31.2	If the directors appoint a director to chair their meetings, the person so appointed for the time being is known as the Chairman and the directors may terminate his appointment at any time.

31.3

If the Chairman is unwilling to chair a directors’ meeting or is not participating in a directors’ meeting within ten minutes of the time at which it was to start or, if at any time during the meeting, the Chairman ceases to be a participating director, the participating directors must appoint one of themselves to chair it (or chair such part of it in relation to which the Chairman ceases to be a participating director, as the case may be).

31.4	Unless otherwise agreed by the holder(s) of the majority of the A Ordinary Shares at the relevant time, the Chairman shall be Ron Zwanziger.

32.	Casting vote

32.1

Subject to Article 32.2 (Casting vote), if, at a meeting of the directors, the numbers of votes for and against a proposal are equal, the Chairman or other director appointed to chair the meeting pursuant to these Articles shall have a casting vote.

32.2

At a meeting of the directors (or any part thereof), the Chairman or other director appointed to chair the meeting pursuant to these Articles shall have a casting vote in respect of any proposal where the numbers of votes for and against are equal if, in relation to such proposal, such Chairman or other director appointed to chair the meeting is not an eligible director.

33.	Authorisation of conflicts of interest

33.1	Subject to and in accordance with the Law:

(a)

the directors may authorise any matter or situation arising in which a director (the ”Conflicted Director”) has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it) and for this purpose a conflict of interest includes a conflict of interest and duty and a conflict of duties (the ”Conflict Situation”);

(b)

any authorisation given in accordance with this Article 33 (Authorisation of conflicts of interest) may be made on such terms and subject to such conditions and/or limitations as the directors may, in their absolute discretion, determine (including, without limitation, excluding the Conflicted Director and any other interested director from certain directors’ meetings, withholding from him or them certain Board or other papers and/or denying him or them access to certain confidential Company information) and such terms, conditions and/or limitations may be imposed at the time of or after the authorisation and may be subsequently varied or terminated; and

(c)

in considering any request for authorisation in respect of a Conflict Situation, the directors shall be entitled to exclude the Conflicted Director from any meeting or other discussion (whether oral or written) concerning the authorisation of such Conflict Situation and they shall also be entitled to withhold from such Conflicted Director any Board or other papers concerning the authorisation of such Conflict Situation.

33.2	If any Conflict Situation is authorised or otherwise permitted under these Articles, the Conflicted Director (for as long as he reasonably believes such Conflict Situation subsists):

(a)

shall not be required to disclose to the Company (including the directors or any committee) any confidential information relating to such Conflict Situation which he obtains or has obtained otherwise than in his capacity as a director of the Company, if to make such disclosure would give rise to a breach of duty or breach of obligation of confidence owed by him to another person;

(b)	shall be entitled to attend or absent himself from all or any meetings of the directors (or any committee) at which anything relating to such Conflict Situation will or may be discussed; and

(c)

shall be entitled to make such arrangements as he thinks fit to receive or not to receive documents or information (including, without limitation, directors’ papers (or those of any committee of the directors)) relating to any such Conflict Situation and/or for such documents or information to be received and read by a professional adviser on his behalf, and in so doing, such Conflicted Director shall not be in breach of any general duty he owes to the Company (including pursuant to the Law) and the provisions of this Article 33 (Authorisation of conflicts of interest) shall be without prejudice to any equitable principle or rule of law which may excuse the Conflicted Director from disclosing information or attending meetings or receiving documents or information, in circumstances where such disclosure, attendance or receipt would otherwise be required under these Articles.

33.3	Provided permitted by the Law, and provided he has disclosed to the other directors the nature and extent of his interest in accordance with these Articles, a director, notwithstanding his office:

(a)

may be a party to, or otherwise directly or indirectly interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested and may hold any other office or place of profit under the Company (except that of auditor or of auditor of a Subsidiary) in addition to the office of director and may act by himself or through his firm in a professional capacity for the Company and in any such case on such terms as to remuneration and otherwise as the directors may arrange either in addition to or in lieu of any remuneration provided for by any other Article;

(b)

may be a member, director or other officer of, or employed by, or hold any other office or position with, or be directly or indirectly interested in, any contract, arrangement, transaction or proposal with or a party to or otherwise directly or indirectly interested in, any Group Company;

(c)	shall not, by reason of his office, be liable to account to the Company for any dividend, profit, remuneration, superannuation payment or other benefit which he derives from:

(i)	any matter, office, employment or position which relates to a Conflict Situation authorised in accordance with Article 33.1 (Authorisation of conflicts of interest); or

(ii)	any office, employment, contract, arrangement, transaction or proposal or other interest permitted pursuant to paragraphs (a) and (b) of this Article 33.3 (Authorisation of conflicts of interest),

and no contract, arrangement, transaction or proposal shall be avoided on the grounds of any director having any such interest or receiving any such dividend, profit, remuneration, superannuation, payment or other benefit authorised in accordance with Article 33.1 (Authorisation of conflicts of interest) or permitted pursuant to paragraphs (a) or (b) of this Article 33.3 (Authorisation of conflicts of interest) and the receipt of any such dividend, profit, remuneration, superannuation, payment or other benefit so authorised or permitted shall not constitute a breach of the duty not to accept benefits from third parties.

33.4

For the avoidance of doubt, a director may be or become subject to one or more Conflict Situations as a result of any matter referred to in paragraph (b) of Article 33.3 (Authorisation of conflicts of interest) without requiring authorisation under the provisions of Article 33.1 (Authorisation of conflicts of interest) provided he has declared, as soon as reasonably practicable, the nature and extent of his interest in the Conflict Situation.

34.	Directors may have interests and vote and count for quorum

34.1

Save as otherwise provided in these Articles, a director may vote at any meeting of the directors or any meeting of any committee of which he is a member on any resolution and a director may participate in the transaction of the business of the directors and count in the quorum at any such meeting of the directors or meeting of any committee of which he is a member notwithstanding that it concerns or relates in any way to a matter in which has directly or indirectly any kind of interest or duty. This Article does not affect any obligation of a director to disclose any such interest.

34.2

Subject to Article 34.3 (Directors may have interests and vote and count for quorum), if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the Chairman whose ruling in relation to any director other than the Chairman is to be final and conclusive (except in a case where the nature or extent of any interest of the director has not been fairly disclosed).

34.3

If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the Chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the Chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

35.	Records of decisions to be kept

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors. Notwithstanding the provisions of Article 26 (Directors to take decisions collectively), where the Company only has one director, the provisions of this Article 35 (Records of decisions to be kept) shall apply to any decision taken by such director, howsoever taken by him.

36.	Directors’ discretion to make further rules

Subject to these Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

Remuneration of Directors

37.	Directors’ remuneration

37.1	Directors may undertake any services for the Company that the directors decide.

37.2	Subject to Article 6.14(a)(xii) (Preferred Approval Rights), directors are entitled to such remuneration as the Board determine:

(a)	for their services to the Company as directors; and

(b)	for any other service which they undertake for the Company.

37.3	Subject to these Articles, a director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

37.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

37.5

Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Subsidiaries or of any other body corporate in which the Company is interested.

38.	Directors’ expenses

The Company may pay any reasonable expenses which the directors and the Company secretary (if any) properly incur in connection with their attendance at (or returning from):

(a)	meetings of directors or committees of directors;

(b)	general meetings; or

(c)

separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the business of the Company, the exercise of their powers and the discharge of their duties and responsibilities in relation to the Company.

Alternate directors and Secretary

39.	Appointment and removal of alternates

39.1	Any director (other than an alternate director) (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, who is willing to act to:

(a)	exercise that director’s powers; and

(b)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor. A person (whether or not otherwise a director) may be appointed as an alternate by more than one appointor.

39.2	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

39.3

The notice must identify the proposed alternate and, in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

39.4

The appointment of an alternate director who is not otherwise a director shall be valid notwithstanding that he is approved by a resolution of the directors after his appointment as alternate director. Where an alternate director who is not otherwise a director attends a meeting of the directors and no objection is raised at the meeting to his presence then he shall be deemed to have been approved by a resolution of the directors.

40.	Rights and responsibilities of alternate directors

40.1

Except as these Articles specify otherwise, an alternate director has the same rights in relation to any directors’ meeting, directors’ written resolution or any other directors’ decision-making as the alternate’s appointor, including, but not limited to, the right to receive notice of all meetings of directors and all meetings of committees of directors of which his appointor is a member.

40.2	Except as these Articles specify otherwise, alternate directors:

(a)	are deemed for all purposes to be directors;

(b)	are liable for their own acts and omissions;

(c)	are subject to the same restrictions as their appointors; and

(d)	are not deemed to be agents of or for their appointors.

40.3	A person who is an alternate director but not otherwise a director:

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating); and

(b)

may participate in a unanimous decision of the directors (but only if that person’s appointor is an eligible director in respect of such decisions and only that person’s appointor does not participate), provided that (notwithstanding any other provision of these Articles) such person shall not be counted as more than one director for the purposes of paragraphs (a) and (b) above.

40.4

A director who is also an alternate for one or more directors is entitled, in the absence of the relevant appointor, to a separate vote on behalf of each appointor in addition to his own vote on any decision of the directors (provided the relevant appointor is an eligible director in relation to that decision) but shall not count as more than one director for the purposes of determining whether a quorum is present.

40.5

An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company.

41.	Termination of alternate directorship

An alternate director’s appointment as an alternate terminates:

(a)	when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)

on the occurrence, in relation to the alternate, of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)	on the death of the alternate’s appointor; or

(d)	when the alternate’s appointor ceases to be a director for any reason.

42.	Secretary

The directors may appoint any person who is willing to act as the secretary of the Company on such terms (including but not limited to, term of office and remuneration) and subject to such conditions as they may think fit and from time to time remove such person and, if the directors determine, appoint a replacement secretary of the Company, in each case by a decision of the directors.

Liens, share certificates and distributions Liens, calls and forfeiture

43.	Company’s lien

43.1

The Company has a lien (the “Company’s lien”) over every share (whether fully paid or not) registered in the name of any person (whether he is the sole registered holder or one of two or more joint holders) for all moneys payable by him or his estate (and whether payable by him alone or jointly with any other person) to the Company (whether presently payable or not).

43.2	The Company’s lien over a share:

(a)	takes priority over any third party’s interest in that share; and

(b)

extends to any dividend (or other assets attributable to it) or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

43.3	The directors may, at any time, decide that a share which is or would otherwise be subject to a lien pursuant to these Articles shall not be subject to it, either wholly or in part.

44.	Enforcement of the Company’s lien

44.1

Subject to the provisions of this Article 44 (Enforcement of the Company’s lien), if a lien enforcement notice has been given in respect of a share and the person to whom the notice was given has failed to comply with it, the Company may sell that share in such manner as the directors decide.

44.2	A lien enforcement notice:

(a)	may only be given in respect of a share which is subject to the Company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)	must specify the share concerned;

(c)	must require payment of the sum payable within 14 clear days of the notice (that is, excluding the date on which the notice is given and the date on which that 14 day period expires);

(d)	must be addressed either to the holder of the share or to any transmittee of that holder or any other person otherwise entitled to the share; and

(e)	must state the Company’s intention to sell the share if the notice is not complied with.

44.3	Where any share is sold pursuant to this Article:

(a)	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(b)

the transferee of the share(s) shall be registered as the holder of the share(s) to which the transfer relates notwithstanding that he may not be able to produce the share certificate(s) and such transferee is not bound to see to the application of the consideration and the transferee’s title to the share is not affected by any irregularity in or invalidity of the process leading or relating to the sale.

44.4	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice;

(b)

second, to the person entitled to the share(s) immediately before the sale took place, but only after the certificate for the share(s) sold has been surrendered to the Company for cancellation or an indemnity in a form acceptable to the directors has been given to the Company for any lost certificate(s) and subject to a lien (equivalent to the Company’s lien over the share(s) immediately before the sale took place) for all moneys payable by such person or his estate (whether immediately payable or not) in respect of all share(s) registered in the name of such person (whether he is the sole registered holder or one of two or more joint holders) and in respect of any other moneys payable (whether immediately payable or not) by him or his estate to the Company, after the date of the lien enforcement notice.

44.5

A statutory declaration by a director or the Company secretary (if any) that the declarant is a director or the Company secretary and that a share has been sold to satisfy the Company’s lien on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share(s); and

(b)	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share(s).

45.	Call notices

45.1

Subject to these Articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a shareholder (or his estate) requiring such shareholder (or his estate) to pay the Company a specified sum of money (a “call”) which is payable to the Company in respect of shares which that shareholder (or his estate) holds at the date when the directors decide to send the call notice.

45.2	A call notice:

(a)

may not require a shareholder (or his estate) to pay a call which exceeds the total sum unpaid on the shares in question (whether as to nominal value or any amount payable to the Company by way of premium);

(b)	must state when and how any call to which it relates is to be paid; and

(c)	may permit or require the call to be paid by instalments.

45.3

A shareholder (or his estate) must comply with the requirements of a call notice but shall not be obliged to pay any call before 14 clear days (that is, excluding the date on which the notice is given and the date on which that 14 day period expires) have passed since the notice was sent.

45.4

Before the Company has received any call due under a call notice, the directors may revoke it wholly or in part or specify a later date and/or time for payment than is specified in the notice, by a further notice in writing to the shareholder (or his estate) in respect of whose shares the call is made.

46.	Liability to pay calls

46.1

Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid. Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

46.2

Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them to pay calls which are not the same or to pay calls at different times.

47.	Payment in advance of calls

47.1

The directors may, if they think fit, receive from any shareholder willing to advance it all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish only to that extent the liability on the shares on which it is made.

47.2

The Company may pay interest on the money paid in advance or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made at such rate not exceeding fifteen per cent (15%) per annum as the directors may decide until and to the extent that it would, but for the advance, become payable.

47.3

The directors may at any time repay the amount so advanced on giving to such shareholder not less than 14 days’ notice (that is, excluding the date on which the notice is given and the date on which that 14 day period expires) of its intention in that regard, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

47.4

No sum paid in advance of calls shall entitle the holder of a share in respect of them to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become payable.

48.	When call notice need not be issued

48.1

A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium):

(a)	on allotment;

(b)	on the occurrence of a particular event; or

(c)	on a date fixed by or in accordance with the terms of issue.

48.2

If, however, the due date for payment of such a sum has passed and it has not been paid, the holder of the share(s) concerned (or his estate) is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

49.	Failure to comply with call notice: automatic consequences

49.1

If a person is liable to pay a call and fails to do so by the call payment date (as such is defined below) the directors may issue a notice of intended forfeiture to that person and unless and until the call is paid, that person must pay the Company interest on the call from the call payment date at the relevant rate (as such is defined below).

49.2	Subject to 49 (Failure to comply with call notice: automatic consequences), for the purposes of this Article:

(a)

the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;

(b)	the “relevant rate” is:

(i)	the rate fixed by the terms on which the share in respect of which the call is due was allotted; or, if none,

(ii)	such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors,

provided that if no rate is fixed in either of the manners specified in paragraph (b)(i) or (b)(ii) it shall be, five per cent (5%) per annum.

49.3

The relevant rate must not exceed by more than 5 percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998(a) of the United Kingdom.

49.4	The directors may waive any obligation to pay interest on a call wholly or in part.

50.	Notice of intended forfeiture

50.1	A notice of intended forfeiture:

(a)	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

(b)	must be sent to the holder of that share (or to all the joint holders of that share) or to a transmittee of that holder;

(c)

must require payment of the call and any accrued interest together with all costs and expenses that may have been incurred by the Company by reason of such non- payment by a date which is not less than 14 clear days after the date of the notice (that is, excluding the date on which the notice is given and the date on which that 14 day period expires);

(d)	must state how the payment is to be made; and

(e)	must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

51.	Directors’ power to forfeit shares

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

52.	Effect of forfeiture

52.1

Subject to these Articles, the forfeiture of a share extinguishes all interests in that share, and all claims and demands against the Company in respect of it and all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

52.2	Any share which is forfeited in accordance with these Articles:

(a)	is deemed to have been forfeited when the directors decide that it is forfeited;

(b)	is deemed to be the property of the Company; and

(c)	may be sold, re-allotted or otherwise disposed of as the directors think fit.

52.3	If a person’s shares have been forfeited:

(a)	the Company must send that person notice that forfeiture has occurred and record it in the Register;

(b)	that person ceases to be a shareholder in respect of those shares;

(c)	that person must surrender the certificate for the shares forfeited to the Company for cancellation;

(d)

that person remains liable to the Company for all sums payable by that person under these Articles at the date of forfeiture in respect of those shares, including any interest, costs and expenses (whether accrued before or after the date of forfeiture); and

(e)

the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

52.4

At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest, costs and expenses due in respect of it and on such other terms as they think fit.

53.	Procedure following forfeiture

53.1

If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

53.2

A statutory declaration by a director or the Company secretary that the declarant is a director or the Company secretary and that a share has been forfeited on a specified date is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.

53.3

A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

53.4

If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

(a)	was, or would have become, payable; and

(b)	had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

54.	Surrender of shares

54.1	A shareholder may surrender any share:

(a)	in respect of which the directors may issue a notice of intended forfeiture;

(b)	which the directors may forfeit; or

(c)	which has been forfeited.

54.2

The directors may accept the surrender of any such share. The effect of surrender on a share is the same as the effect of forfeiture on that share. A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

55.	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or these Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

56.	Share certificates

56.1

The Company must issue each shareholder with one or more certificates in respect of the shares which that shareholder holds and, save as provided otherwise in these Articles, such certificates must be issued free of charge.

56.2	Every certificate must specify:

(a)	in respect of how many shares, of what class, it is issued;

(b)	the nominal value of those shares;

(c)	the amount paid up on the shares; and

(d)	any distinguishing numbers assigned to them.

56.3	No certificate may be issued in respect of shares of more than one class.

56.4	If more than one person holds a share, only one certificate may be issued in respect of it.

56.5	Certificates must:

(a)	have affixed to them the Company’s common seal; or

(b)	be otherwise executed in accordance with the Law.

57.	Replacement share certificates

57.1	If a certificate issued in respect of a shareholder’s shares is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

57.2	A shareholder exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

58.	Instruments of transfer

58.1

Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor and unless the share is fully paid, by and on behalf of the transferee.

58.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

58.3	The Company may retain any instrument of transfer which is registered.

58.4	The transferor remains the holder of a share until the transferee’s name is entered in the Register as holder of it.

58.5	Any instrument of transfer which the directors refuse to register must (unless they suspect that the proposed transfer may be fraudulent) be returned to the transferee.

59.	Fractional entitlements

59.1	Whenever, as a result of a consolidation or division or conversion of shares, any shareholders are entitled to fractions of shares, the directors may:

(a)	sell the shares representing the fractions to any person (including (provided permitted by law) the Company) for the best price reasonably obtainable;

(b)	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(c)	distribute the net proceeds of sale in due proportion among those shareholders.

59.2

Whenever any shareholder’s entitlement to a portion of sale amounts to less than a minimum figure determined by the directors, that shareholder’s portion may be distributed to an organisation which is a charity for the purposes of the law of the Cayman Islands.

59.3

The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions and nor shall such transferee’s title to the shares be affected by any irregularity in or invalidity of the process leading to their sale.

Dividends and Other Distributions

60.	Procedure for declaring dividends

60.1	Subject to Article 5.6 (Equity Share Capital), the Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

60.2

Subject to Article 6.3 (Series A Dividends) and 7.3 (Series B Dividends), a dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

60.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

60.4

If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend (including any Preferred Dividends) is in arrears.

60.5	Subject to Article 5.6, the directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

60.6

If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

60.7

This Article 60 is subject to the provisions of Articles 5 (Equity Capital), 6 (Rights and obligations attaching to the Series A Preferred Shares), 7 (Rights and obligations attaching to the Series B Preferred Shares), and 7.12 (Rights and obligations attaching to the A Ordinary Shares and the Common Shares).

61.	Calculation of dividends

61.1	Except as otherwise provided by these Articles and by the rights attached to shares, all dividends must be:

(a)	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

(b)	apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

61.2

If any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date it shall rank for or be entitled to dividends accordingly.

61.3	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of a call or otherwise paid up in advance of its due payment date.

62.	Payment of dividends and other distributions

62.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

62.2	If:

(a)	a share is subject to the Company’s lien; and

(b)	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to requirement payment under a lien enforcement notice. Money so deducted must be used to pay any of the sums payable in respect of that share.

62.3	The Company must notify the distribution recipient in writing of:

(a)	the fact and amount of any such deduction;

(b)	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

(c)	how the money deducted has been applied.

62.4	In these Articles, the “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or

(b)	if the share has two or more joint holders, whichever of them is named first in the Register; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

63.	No interest on distributions

The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the Company.

64.	Unclaimed distributions

64.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

64.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

64.3	If:

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

65.	Non-cash distributions

65.1

Subject to Article 5.6 (Equity Capital) and the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any Company).

65.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

66.	Waiver of distributions

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

Capitalisation of Profits

67.	Authority to capitalise and appropriation of capitalised sums

67.1	Subject to these Articles, the directors may, if they are so authorised by an ordinary resolution:

(a)

decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend (including any Preferred Dividend), or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)

appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

67.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

67.3

Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct. A capitalised sum which was appropriated from profits available for distribution may be applied:

(a)	in or towards paying up any amounts unpaid on existing shares held by the person(s) entitled; or

(b)	in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

67.4	Subject to these Articles, the directors may:

(a)

apply capitalised sums in accordance with Article 67.3(a) (Authority to capitalise and appropriation of capitalised sums) and Article 67.3(b) (Authority to capitalise and appropriation of capitalised sums) partly in one way and partly in another;

(b)

make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional certificates or the making of cash payments); and

(c)

authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article.

Decision-making by Shareholders

68.	Power to call general meetings

68.1	Subject to the Law, the Board may convene a general meeting whenever it thinks fit and such general meeting shall be held at such time and place or places and on such date as the Board may determine.

68.2

Subject to the Law, the directors shall be required to call a general meeting if the Company receives requests to do so from members representing at least 5% of the paid-up share capital of the Company as carries the right to vote at general meetings of the Company.

68.3	A request by members to call a general meeting pursuant to Article 68.2 shall:

(a)	state the general nature of the business to be dealt with at the general meeting;

(b)	include the text of any resolution that may properly be moved and is intended to be moved at the general meeting;

(c)	be in hard copy form or in electronic form; and

(d)	be authenticated by the person or persons making it.

68.4	Directors required under Article 68.2 to call a general meeting of the Company must call such general meeting:

(a)	within 21 days from the date on which they become subject to the requirement, and

(b)	to be held on a date not more than 28 days after the date of the notice convening the meeting.

68.5	Any resolution proposed by shareholders to be moved at the general meeting pursuant to Articles 68.2 and 68.3 shall be moved at the general meeting unless:

(a)	it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Articles or otherwise),

(b)	it is defamatory of any person; or

(c)	it is frivolous or vexatious.

68.6	At any general meeting convened on a members’ requisition pursuant to Article 68.2, no business shall be transacted except that stated in the request(s) or proposed by the Board.

69.	Notice of general meetings

69.1

A general meeting of the Company (other than an adjourned meeting) shall be called by notice of at least 14 clear days (that is, excluding the date on which the notice is given and the date on which that 14 day period expires) but a general meeting may be called by shorter notice if it is so agreed by a majority in number of the shareholders having a right to attend and vote being a majority together holding not less than ninety per cent (90%) in nominal value of the shares giving that right.

69.2	Every notice convening a general meeting shall specify:

(a)	the place, the date and the time of the meeting;

(b)	the general nature of the business to be dealt with at the meeting;

(c)

if the meeting is convened to consider an ordinary resolution or a special resolution, the text of the resolution and intention to propose the resolution as an ordinary resolution or a special resolution (as appropriate); and

(d)

with reasonable prominence, that a member is entitled to appoint another person (who does not have to be a member) as his proxy to exercise all or any rights of his to attend, speak and vote at the meeting and that a member may appoint more than one proxy in relation to the meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him) and shall also specify any more extensive rights (if any) conferred by these Articles to appoint more than one proxy.

69.3

The notice shall be given to the members (other than any who under the provisions of these Articles or of any restrictions imposed on any shares are not entitled to receive notice from the Company), to the directors and to the auditors and if more than one for the time being, to each of them.

69.4	Subject to the provisions of these Articles, notice of a general meeting of the Company may be given:

(a)	in hard copy form;

(b)	in electronic form; or

(c)	by means of a website,

or partly by one such means and partly by another and the provisions of Article 83 (Company Communications) shall apply accordingly.

69.5

The accidental failure to give notice of general meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy, or to give notice of a resolution intended to be moved at a general meeting to, or the non-receipt of any of them by, any person or persons entitled to receive the same shall not invalidate the proceedings at that meeting and shall be disregarded for the purpose of determining whether the notice of the meeting, instrument of proxy or resolution were duly given.

70.	Attendance and speaking at general meetings

70.1

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

70.2	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

70.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

70.4	In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other.

70.5

Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

71.	Quorum for general meetings

71.1

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting unless the persons attending it constitute a quorum when the meeting proceeds to business (and nothing in these Articles shall prevent any other business being transacted at such general meeting if the persons attending it do not constitute a quorum from time to time thereafter throughout the meeting).

71.2

Whenever the Company has only one member, the member present (being an individual) in person or by proxy, or (being a corporation) by a duly authorised representative or by proxy, shall be a quorum. Whenever the Company has two or more members, two persons entitled to vote upon the business to be transacted each being a member (being an individual) present in person or by proxy, or (being a corporation) present by a duly authorised representative or by proxy, shall be a quorum.

72.	Chairing general meetings

72.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

72.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	(if no directors are present), the meeting,

must appoint a director or shareholder (which may include any proxy appointed by a shareholder) to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

72.3	The person chairing a meeting in accordance with this Article is referred to as the “chairman of the meeting”.

73.	Attendance and speaking by directors and non-shareholders

73.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

73.2	The chairman of the meeting may permit other persons who are not:

(a)	shareholders of the Company; or

(b)	otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.

74.	Adjournment

74.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, the chairman of the meeting must adjourn it.

74.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)

it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

74.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

74.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

74.5

If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

74.6

No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed for that meeting (or if, during the meeting, a quorum ceases to be present), the meeting shall be dissolved.

75.	Voting: general

75.1	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with these Articles.

75.2

No shareholder shall, unless the directors otherwise decide, be entitled to vote (either in person or by proxy) at a general meeting, at any adjournment of it or on any poll called at or in relation to it in respect of any share held by him or to exercise any right as a shareholder unless all calls or other sums presently payable by him in respect of that share in the Company have been paid to the Company.

76.	Errors and disputes

76.1

No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

76.2	Any such objection must be referred to the chairman of the meeting, whose decision is final and conclusive.

77.	Demanding a poll and procedure on a poll

77.1	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

77.2	A poll may be demanded by:

(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution;

(d)	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution; or

(e)

by a person or persons holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up to not less than one tenth of the total sum paid up on all the shares conferring that right.

77.3	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the chairman of the meeting consents to the withdrawal,

and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

77.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

78.	Content of proxy notices

78.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the shareholder appointing the proxy;

(b)	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)	is delivered to the Company in accordance with these Articles and any instructions contained in the notice of the general meeting to which they relate.

78.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

78.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

78.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

79.	Delivery of proxy notices

79.1

The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed (or a copy of such authority certified notarially or in some other way approved by the directors) shall be sent or supplied in hard copy form, or (subject to any conditions and limitations which the directors may specify) in electronic form:

(a)	to the registered office of the Company; or

(b)

to such other address (including electronic address) as is specified in the notice convening the meeting or in any instrument of proxy or any invitation to appoint a proxy sent or supplied by the Company in relation to the meeting; or

(c)	as the directors shall otherwise direct,

to be received before the time for the holding of the meeting or adjourned meeting to which it relates or, in the case of a poll taken after the date of the meeting or adjourned meeting, before the time appointed for the poll.

79.2

Any instrument of proxy not so sent or supplied or received shall be invalid unless the directors at any time prior to the meeting or the chairman of the meeting at the meeting, in their or his absolute discretion, accept as valid an instrument of proxy where there has not been compliance with the provisions of this Article and such proxy shall thereupon be valid notwithstanding such default.

79.3

A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

79.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

79.5	The Company shall be entitled to treat as attributable to the member to which it purports to relate an instrument appointing a proxy or corporate representative in electronic form if:

(a)

the person sending the instrument in electronic form has provided or complied with any identification or confirmation requirements (including without limitation the adoption or creation of passwords or passcodes) described, set out, referred to in or accompanying the notice of meeting to which the instrument appointing a proxy or corporate representative relates;

(b)	in relation to email if contained in an email purporting to come from an email address previously notified to the Company by such member; or

(c)

acknowledged by an electronic record transmitted by or on behalf of the Company to the member to the address (including without limitation an electronic or email address) supplied by the member for the giving of notices and such member does not promptly (and in any case to be received by the Company before the commencement of the meeting or adjourned meeting to which the instrument relates or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll) take steps to notify the Company that the instrument should not be so treated .

80.	Revocation of proxy notices

80.1	The validity of:

(a)	a vote given or poll demanded in accordance with the terms of an appointment of a proxy; or

(b)	anything done by a proxy acting as duly appointed chairman of a meeting; or

(c)	any decision determining whether a proxy counts in a quorum at a meeting,

shall not be affected notwithstanding the death or mental disorder of the appointor or the revocation of the appointment of the proxy (or of the authority under which the appointment of the proxy was executed) or the transfer of the share in respect of which the appointment of the proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been:

(d)

sent or supplied to the Company or any other person as the Company may require in the notice of the meeting, any instrument of proxy sent out by the Company in relation to the meeting or in any invitation to appoint a proxy issued by the Company in relation to the meeting, in any manner permitted for the sending or supplying of appointments of proxy pursuant to these Articles; and

(e)

received at the registered office of the Company (or such other address (including electronic address) as has been designated for the sending or supplying of appointments of proxy), before the time for the holding of the meeting or adjourned meeting to which it relates or, in the case of a poll taken after the date of the meeting or adjourned meeting, before the time appointed for the poll.

81.	Votes of proxies

81.1

The Company shall be under no obligation to ensure or otherwise verify that any vote(s) cast by a proxy are done so in accordance with any such instructions given by the member by whom such proxy is appointed. In the event that a vote cast by such proxy is not done so in accordance with the instructions of the member by whom such proxy is appointed, such vote shall not be deemed to be invalid.

81.2

On a vote on a resolution on a show of hands, where a proxy is appointed by more than one member (provided that, where some only of those members by whom the proxy is appointed instruct the proxy to vote in a particular way, those members all instruct such proxy to vote in the same way on a resolution (either “for” or “against”)) such proxy shall be entitled to cast a second vote the other way in relation to any discretionary vote(s) given to him by other members by whom such proxy is appointed.

82.	Amendments to resolutions

82.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)

notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

82.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

82.3

If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman of the meeting’s error does not invalidate the vote on that resolution.

Administrative Arrangements

83.	Company communications

83.1

Subject to the provisions of the Law (and save as otherwise provided in these Articles), any document or information required or authorised to be sent or supplied by the Company to any member or any other person (including a director) pursuant to these Articles, the Law or any other rules or regulations to which the Company may be subject, may be sent or supplied in hard copy form, in electronic form, by means of a website or in any other way in which documents or information may be sent or supplied by the Company pursuant to the Law.

83.2

Subject to these Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked in writing to be sent or supplied with such notices or documents for the time being.

83.3

The provisions of the CA2006 which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Companies Acts by making it available on a website shall, mutatis mutandis, apply to the sending or supplying of any document or information required or authorised to be sent by the Law, these Articles or any other rules or regulations to which the Company may be subject, by making it available on a website.

83.4

The Company may send or supply any document or information to a member or any other person (including a director) pursuant to these Articles, the Law or any other rules or regulations to which the Company may be subject, either personally, or by post in a prepaid envelope addressed to the member (or such other person) at his registered address or at his address for service, or by leaving it at that address or any other address for the time being notified to the Company by the member (or such other person) for the purpose, or by sending or supplying it using electronic means to an electronic address for the time being notified to the Company by the member (or such other person) for the purpose, or by any other means authorised in writing by the member (or such other person) concerned.

83.5

A shareholder whose registered address is not within the Cayman Islands and who gives the Company an address within the Cayman Islands to which documents or information may be sent or supplied to him or gives an electronic address to which documents or information may be sent or supplied using electronic means, shall be entitled to have documents or information sent or supplied to him at that address, but otherwise no such shareholder shall be entitled to receive any document or information from the Company.

83.6

In the case of joint holders of a share, if the Company sends or supplies any document or information to one of the joint holders, it shall be deemed to have properly sent or supplied such document or information to all the joint holders.

83.7

If, on at least 2 consecutive occasions, the Company has attempted to send any document or information by electronic means to an address specified (or deemed specified) for the purpose and a delivery failure (or other similar) notification has been received by the Company, the Company thereafter shall, send documents or information in hard copy form or electronic form (but not by electronic means) to such member at his registered address or address for service within the Cayman Islands (whether by hand, by post or by leaving it or them at such address), in which case the provisions of Article 83.8 (Company communications) shall apply.

83.8

If on 3 consecutive occasions documents or information have been sent or supplied to any shareholder at his registered address or address for the service of such documents or information in the Cayman Islands but have been returned undelivered, such shareholder shall not thereafter be entitled to receive any documents or information from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the Cayman Islands for the service of documents or information or an electronic address to which documents or information may be sent or supplied using electronic means.

83.9

Any shareholder present, in person or by proxy at any meeting of the Company or of the holders of any class of shares of the Company, shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

83.10

Save as provided otherwise in these Articles, any document or information, addressed to a shareholder (or other person to whom such document or information is required or authorised to be sent pursuant to these Articles, the Law or otherwise) at his registered address or address for service (in the case of a shareholder, in the Cayman Islands) or electronic address, as the case may be shall:

(a)

if hand delivered or left at a registered address or other address for service (in the case of a shareholder in the Cayman Islands), be deemed to have been served or delivered on the day on which it was so delivered or left;

(b)	if sent or supplied by post (whether in hard copy form or in electronic form), be deemed to have been received at the expiration of 24 hours after the envelope was posted;

(c)

if sent or supplied by electronic means (other than by means of website), be deemed to have been sent to such member in accordance with the provisions of Section 17(1) of the Electronic Transactions Law (2003 Revision) as amended from time to time; and

(d)

if published as an electronic record on a website, at the time that the notification of such publication shall be determined to have been sent to such member in accordance with the provisions of Section 17(1) of the Electronic Transactions Law (2003 Revision) as amended from time to time.

83.11	In calculating a period of hours for the purpose of Article 83.10 (Company communications), no account shall be taken of any part of a day that is not a Business Day.

83.12

A director may agree with the Company that documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than those set out in Article 83.10 (Company communications).

83.13

Subject to Article 83.10 (Company communications), in proving such service or delivery it shall be sufficient to prove that the envelope containing the document or information was properly addressed and put into the post in a prepaid envelope or, in the case of a document or information sent or supplied by electronic means, that it was sent or supplied in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators entitled “Electronic Communications with Shareholders 2007” (as such guidance is amended or updated from time to time). Each member and each person becoming a member subsequent to the adoption of this Article, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (including a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means

83.14

The Company shall not be held responsible for any failure in transmission beyond its reasonable control and the provisions of Article 83.8 (Company communications) to Article 83.13 (Company communications) (inclusive) shall apply regardless of any document or information being returned undelivered and regardless of any delivery failure notification or “out of office” or other similar response and any such “out of office” or other similar response shall not be considered to be a delivery failure.

84.	Company seals

84.1	Any common seal may only be used by the authority of the directors or a committee of the directors.

84.2	The directors may decide by what means and in what form any common seal is to be used.

84.3

Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

84.4	For the purposes of this Article, an authorised person is:

(a)	any director of the Company;

(b)	the Company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

85.	Right to inspect accounts and other records

Subject to the Law, other than as specifically agreed by the Company no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

86.	Provision for employees on cessation of business

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole part of the undertaking of the Company or that Subsidiary.

87.	Indemnity and Funds

87.1	Subject to Article 87.2 (Indemnity and Funds) (but otherwise to the fullest extent permitted by law) and without prejudice to any indemnity to which he may otherwise be entitled:

(a)

a relevant director, secretary of other officer (other than any person engaged as auditor) of the Company or an associated Company may be indemnified out of the Company’s assets against all or any part of any costs, charges, losses, expenses and liabilities incurred by that director secretary or other officer:

(i)	in the actual or purported exercise of his powers in relation to the affairs of the Company or associated company; and

(ii)	in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme; and

(b)

a relevant director, secretary or other officer (other than any person engaged as auditor) of the Company or any holding Company may be provided with funds to meet any expenditure incurred or to be incurred by him (or enable him to avoid incurring any such expenditure).

87.2	This Article does not authorise any indemnity or provision of funds which would be prohibited or rendered void by any provision of the Law or by any other provision of law.

88.	Insurance

Subject to the provisions of the Law, the directors may in their absolute discretion decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director secretary or other officer (other than any person engaged as auditor) of the Company or associated company in respect of all or any part of any relevant loss.